Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195738

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 6, 2013

Preliminary Prospectus Supplement

(To Prospectus dated May 6, 2014)

15,500,000 Shares

Radian Group Inc.

Common Stock

Radian Group Inc. is offering 15,500,000 shares of its common stock, par value $0.001 per share. The common stock is listed on the New York Stock Exchange under the symbol “RDN.” On May 5, 2014, the last reported sale price of the common stock, as reported on the New York Stock Exchange, was $14.30 per share.

Concurrently with this offering, Radian Group is offering $200 million aggregate principal amount of its     % Senior Notes due 2019 in an underwritten offering pursuant to a separate prospectus supplement.

Investing in the common stock involves a high degree of risk. You should carefully consider the discussion under “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 5 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to Radian Group Inc. (before expenses)	$	$

The underwriters may also purchase up to an additional 2,325,000 shares of common stock within 30 days of the date of this prospectus supplement.

The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company on or about May     , 2014.

Bookrunning Manager

Goldman, Sachs & Co.

Prospectus Supplement dated May     , 2014

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to Radian Group Inc. and its subsidiaries. When we use the term “Radian Group” we are only referring to Radian Group Inc. and not its subsidiaries.

This document is comprised of two parts. The first part is the prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated May 6, 2014, which provides more general information about the securities Radian Group may offer from time to time under the registration statement, some of which may not apply to the common stock covered by this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement will control. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in “Where You Can Find More Information” and the documents listed in “Information Incorporated by Reference” before you decide whether to invest in the common stock.

In making an investment decision, you must rely on your own examination of the Company and the terms of this offering and the common stock, including the merits and risks involved. We are not making any representation to any purchaser of the common stock regarding the legality of an investment in the common stock by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the common stock.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any free writing prospectus that Radian Group authorizes to be distributed to you. Radian Group has not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Radian Group is not and the underwriters are not making an offer to sell the common stock or soliciting an offer to buy the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since such respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the “SEC,” a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to the Company and the common stock offered hereby, you are referred to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including any exhibits and schedules, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of such documents may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Radian Group’s common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our website at www.radian.biz. Information contained on our website or any other website is not incorporated into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, contain statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:

•

changes in general economic and political conditions, including unemployment rates, changes in the U.S. housing and mortgage credit markets (including declines in home prices and property values), the performance of the U.S. or global economies, the amount of liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, all of which may be impacted by, among other things, legislative activity or inactivity, actual or threatened downgrades of U.S. government credit ratings, or actual or threatened defaults on U.S. government obligations;

•

changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of the fact that certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;

•

catastrophic events, municipal and sovereign or sub-sovereign bankruptcy filings or other economic changes in geographic regions where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;

•	our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;

•

a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, or general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

•

our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary, and an adequate minimum policyholder position and surplus for our insurance subsidiaries that provide reinsurance or capital support to Radian Guaranty;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

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•

a more rapid than expected decrease in the levels of mortgage insurance rescissions and claim denials, which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in net rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials (including as part of one or more settlements of disputed rescissions or denials), or by Fannie Mae or Freddie Mac (the “Government-Sponsored Enterprises” or the “GSEs”) intervening in or otherwise limiting our loss mitigation practices, including settlements of disputes regarding loss mitigation activities;

•

the negative impact that our loss mitigation activities may have on our relationships with our customers and potential customers, including the potential loss of current or future business and the heightened risk of disputes and litigation;

•

the need, in the event that we are unsuccessful in defending our loss mitigation activities, to increase our loss reserves for, and reassume risk on, rescinded or cancelled loans or denied claims, and to pay additional claims, including amounts previously curtailed;

•	any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;

•

adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain a small part of our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

a substantial decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income on our monthly premium policies and could decrease the profitability of our mortgage insurance business;

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration, the U.S. Department of Veterans Affairs and other private mortgage insurers, including with respect to other private mortgage insurers, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, that are less dependent on capital support from their subsidiaries than we are or that are new entrants to the industry, and therefore, are not burdened by legacy obligations;

•

changes in requirements for Radian Guaranty to remain an eligible insurer to the GSEs (which are expected to be released in draft form for public comment as early as the second quarter of 2014, and to become effective following an implementation period), which may include, among other items, more onerous risk-to-capital ratio requirements, capital requirements based on a variety of risk characteristics and measures of credit quality and a limitation on the amount of capital credit available for Radian Guaranty’s equity in its subsidiaries, including capital attributable to our financial guaranty business; the form of the new eligibility requirements and the timeframe for their implementation remain uncertain, and we cannot give any assurances as to their potential impact on us;

•	changes in the charters or business practices of, or rules or regulations applicable to, the GSEs;

•

changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;

•

the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;

•

the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (1) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Procedures Act

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of 1974); (2) changes to the Mortgage Guaranty Insurers Model Act (the “Model Act”) being considered by the National Association of Insurance Commissioners (“NAIC”) that could include more stringent capital and other requirements for Radian Guaranty in states that adopt the new Model Act in the future; and (3) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses or future prospects;

•

the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including adjustments proposed by the Internal Revenue Service (“IRS”) resulting from the examination of our 2000 through 2007 tax years, which we are currently contesting;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;

•

volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, substantially all of our investment portfolio and certain of our long-term incentive compensation awards;

•

our ability to realize some or all of the tax benefits associated with our gross deferred tax assets (“DTAs”), which will depend, in part, on our ability to generate sufficient sustainable taxable income in future periods;

•	changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and

•

our pending acquisition of Clayton Holdings LLC (“Clayton”), including: the potential to not fully realize the benefits anticipated from the acquisition, or to not realize such benefits during the anticipated time frame, including as a result of a loss of customers and/or employees; the potential inability to successfully integrate Clayton’s business with our business or the inability to complete such integration during the anticipated time frame; the inability or decision to not complete the acquisition, or to not complete the acquisition on a timely basis; the potential distraction of management time and attention; the risk that we are not able to finance the acquisition as anticipated, or that, if the financing efforts are successful, we are not able to utilize the funds raised efficiently in the event that we do not complete the acquisition.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the discussion under “Risk Factors” in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013, and the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us, Radian Group’s common stock and this offering. It highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in Radian Group’s common stock. Before making an investment decision, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus, our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

About Radian Group Inc.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We have two business segments—mortgage insurance and financial guaranty:

•

Our mortgage insurance segment provides credit-related insurance coverage, principally through private mortgage insurance, and risk management services to mortgage lending institutions. We conduct our mortgage insurance business primarily through Radian Guaranty, our principal mortgage insurance subsidiary.

•

Our financial guaranty segment has provided direct insurance and reinsurance on credit-based risks, and also offered credit protection on various asset classes through financial guaranty policies and credit default swaps. Our principal financial guaranty subsidiary, Radian Asset Assurance Inc. (“Radian Asset Assurance”), is a wholly-owned subsidiary of Radian Guaranty which allows our financial guaranty business to serve as an important source of capital support for our mortgage insurance business. While Radian Asset Assurance discontinued writing new financial guaranty business in 2008, it continues to provide financial guaranty insurance on a portfolio of transactions, consisting primarily of public finance and structured finance transactions.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-1000. We maintain a website at www.radian.biz where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement. Radian Group was incorporated in Delaware in 1991.

Recent Developments

Clayton Holdings.

On May 6, 2014, Radian Group entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Clayton, Paul T. Bossidy (“Bossidy”) and Cobra Green LLC (“Cobra Green”), with a related guarantee of the obligations of Cobra Green by Greenfield Acquisition Partners V, L.P., an affiliate of Cobra Green. Under the Purchase Agreement, at closing Radian Group will pay aggregate cash consideration of $305 million, which includes repayment of Clayton’s outstanding debt, to purchase all of the outstanding equity interests in Clayton, subject to customary purchase price adjustments.

Clayton is a leading provider of outsourced solutions to the mortgage industry, providing a full suite of outsourced services, information-based analytics and specialty consulting for buyers and sellers of, and investors in, mortgage-related loans and securities and other debt instruments. Clayton’s services primarily include:

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Loan Review/Due Diligence – Loan-level due diligence for the mortgage and residential mortgage backed securities (“RMBS”) markets through skilled professionals and proprietary technology, with offerings focused on credit underwriting, regulatory compliance and collateral valuation;

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Surveillance – Third-party performance oversight, risk management and consulting services, with offerings focused on RMBS surveillance, loan servicer oversight, reviews of loans in default and loan reviews for exception management;

•	Component Services – Outsourced solutions focused on the REO (real estate owned) to rental market, REO-to-rental analysis and management and REO-to-rental securitization reviews;

•	REO/Short-Sale Services – REO asset and short sale management services, with offerings including residential and commercial REO asset management, short-sale management and borrower outreach; and

•

EuroRisk – Outsourced mortgage services in the United Kingdom and other locations, with offerings including due diligence services, asset management, portfolio assessment and evaluation and consulting services.

Clayton’s customers include a wide range of financial institutions, government sponsored entities, securitization trusts, investors, regulators and other mortgage-related service providers in various capacities, including as mortgage originators, mortgage purchasers, mortgage-backed securities issuers, mortgage-backed securities investors and mortgage servicers. For the twelve-month period ended December 31, 2013, Clayton reported that it had net income of $9.1 million, which reflected, among other items, amortization of intangible assets of $10.8 million, and total revenues of $135.0 million.

We expect to complete the transaction during the summer of 2014, subject to satisfaction of customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of certain state licensing approvals, accuracy of representations and warranties, compliance with covenants and agreements and continued employment by Clayton’s chief executive officer and its president.

A copy of the Purchase Agreement has been filed as an exhibit to our Quarterly Report on Form 10-Q, and the foregoing description of the Purchase Agreement is qualified by reference thereto.

Neither this offering of Radian Group common stock nor the concurrent debt offering described immediately below is conditioned on the closing of the Clayton acquisition, and we cannot assure you that the Clayton acquisition will be completed.

Concurrent Debt Offering.

Concurrently with the commencement of this common stock offering, Radian Group commenced an offering of $200 million aggregate principal amount of its     % Senior Notes due 2019 in an underwritten offering pursuant to a separate prospectus supplement. We are undertaking the concurrent debt offering in order to provide a portion of the funding for the Clayton acquisition. There can be no assurances that the concurrent debt offering will be completed or that the Clayton acquisition will be completed. The completion of this common stock offering is not conditioned upon the completion of the concurrent debt offering. This prospectus supplement is not an offer to sell any such debt securities; any offer to sell such debt securities will be made only by a separate prospectus.

SUMMARY OF THE OFFERING

Summary details of the offering of our common stock under this prospectus supplement and the accompanying prospectus are set forth below.

Issuer	Radian Group Inc.

Common Stock	15,500,000 shares

Option to Purchase Additional Shares	We have granted the underwriters an option to purchase up to 2,325,000 additional shares of common stock, within 30 days from the date of this prospectus supplement.

Common Stock to be Outstanding Immediately After this Offering	188,671,885 shares, or 190,996,885 shares if the underwriters’ option to purchase additional shares is exercised in full.

Public Offering Price Per Share	$

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $ (or approximately $ if the underwriters exercise in full their option to purchase additional shares).

We intend to use the net proceeds from this offering, together with the net proceeds of the concurrent debt offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Debt Offering,” to fund the purchase price for our pending acquisition of Clayton and the related expenses of the transaction, to fund the early redemption of Radian Group’s $54.5 million principal amount of 5.375% Senior Notes (the “2015 Senior Notes”) scheduled to mature on June 15, 2015 (the “2015 Note Redemption”) and for working capital. In the event that we do not complete the Clayton acquisition, we intend to use the funds for the 2015 Note Redemption and for general corporate purposes, which may include working capital, investments in or advances to our existing or future subsidiaries, and repurchases and redemptions of our other outstanding securities. Pending the acquisition or such other use, we intend to use the net proceeds to make short-term investments.

U.S. Federal Tax Consequences	For a discussion of certain U.S. federal income tax consequences of holding and disposing of shares of our common stock, see “Certain U.S. Federal Income Tax Considerations Applicable to Non-U.S. Holders.”

New York Stock Exchange Symbol for the Common Stock	RDN

NOL Preservation Strategy	We had approximately $1.8 billion of net operating losses (“NOLs”) and other tax attributes for U.S. federal income tax purposes as of March 31, 2014. If we were to experience an “ownership change” as determined under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Section 382 would impose an annual limit on the amount of taxable income that could be offset using these tax assets, which could result in a material amount of the tax assets expiring unused and, therefore, significantly impair the value of these important tax assets.

In order to help preserve these important tax assets, in 2010 we adopted a Tax Benefit Preservation Plan, as amended (the “Tax Benefit Preservation Plan”), and certain amendments to Radian Group’s amended and restated bylaws (the “Tax Benefit Preservation Bylaw”) and to Radian Group’s amended and restated certificate of incorporation (the “Tax Benefit Preservation Charter Provision”). The Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision all restrict or discourage certain transfers of our common stock that would (1) create or result in a person becoming a five-percent shareholder under Section 382 (or under the terms of the Tax Benefit Preservation Plan from owning 4.9%) or (2) increase the stock ownership of any existing five-percent shareholder under Section 382.

See “Risk Factors—Risks Related to the Offering and the Common Stock—The steps we have taken to protect our NOLs may discourage transactions in our common stock or be challenged by our stockholders,” “Risk Factors—Risks Related to the Offering and the Common Stock—Additional provisions in Radian Group’s organizational documents, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of the common stock,” and “Description of the Common Stock—Anti-takeover Provisions.”

Risk Factors	You should carefully consider the discussion under “Risk Factors” beginning on page S-6 of this prospectus supplement, page 5 of the accompanying prospectus and in the reports we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks associated with an investment in the common stock.

The number of shares of our common stock outstanding after the offering is based on 173,171,885 shares outstanding as of April 29, 2014. This number excludes, as of April 29, 2014, (a) 3,749,516 shares issuable upon the exercise of stock options that are outstanding as of such date at a weighted exercise price of $8.50 per share; (b) 1,958,527 shares issuable upon the conversion or settlement of other equity compensation awards outstanding at such date; (c) 123,163 shares of common stock reserved for future issuance under our equity compensation plans (and 6,300,000 newly-reserved shares of common stock that would be reserved for future issuance under the Radian Group Inc. 2014 Equity Compensation Plan being submitted for stockholder approval at Radian

Group’s 2014 annual meeting of stockholders, which plan would supersede and replace our outstanding equity compensation plan for purposes of future equity awards); (d) 1,269,021 shares of common stock available for sale under our employee stock purchase plan; (e) 1,966,205 shares of common stock available for issuance under our savings and incentive plan; (f) 51,020,370 shares of common stock reserved for issuance upon conversion of our 3.00% Convertible Senior Notes due November 2017; and (g) 50,000,000 shares of common stock reserved for issuance upon conversion of our 2.25% Convertible Senior Notes due March 2019. In addition, except as otherwise indicated, the information throughout this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 2,325,000 shares of common stock.

RISK FACTORS

Investing in the common stock involves risk. Please see the risk factors described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and “Part II Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risk factors may be amended, supplemented or superseded from time to time by subsequent filings we make under the Securities Exchange Act of 1934, as amended.

The risks and uncertainties discussed below and in the documents incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks and cause the value of our securities, including the common stock offered by this prospectus supplement, to decline. The trading price of our securities, including the common stock offered by this prospectus supplement, could decline due to any of these risks, and you could lose all or part of your investment.

Risk Factors Related to the Company and its Business

Our insurance subsidiaries are subject to comprehensive state insurance regulations and other requirements, including capital adequacy measures, which if we fail to satisfy, could limit our ability to write new insurance and increase restrictions and requirements placed on our insurance subsidiaries.

We and our insurance subsidiaries are subject to comprehensive, detailed regulation by the insurance departments in the states where our insurance subsidiaries are licensed to transact business. These regulations are principally designed for the protection of our policyholders rather than for the benefit of investors. Insurance laws vary from state to state, but generally grant broad supervisory powers to examine insurance companies and enforce rules or exercise discretion affecting almost every significant aspect of the insurance business, including the power to revoke or restrict an insurance company’s ability to write new business.

The state insurance regulators impose various capital requirements on our insurance subsidiaries. These include risk-to-capital ratios, other risk-based capital measures and surplus requirements that potentially may limit the amount of insurance that our insurance subsidiaries may write. State insurance regulators also possess significant discretion with respect to our insurance subsidiaries. Our failure to maintain adequate levels of capital, among other things, could lead to intervention by the various insurance regulatory authorities, which could materially and adversely affect our business, business prospects and financial condition.

In addition, the GSEs have broad discretion with respect to Radian Guaranty and its ability to remain an eligible mortgage insurer under the GSEs’ requirements. The GSEs are in the process of revising their eligibility requirements for mortgage insurers and we expect the GSEs to release the new requirements for public comment as early as the second quarter of 2014 and for these new requirements to become effective following an implementation period. For a discussion of potential changes to the GSEs’ eligibility requirements for private mortgage insurers, see “Risk Factors—Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise.”

Under state insurance regulations, Radian Guaranty is required to maintain minimum surplus levels and, in certain states, a minimum ratio of statutory capital relative to the level of net risk-in-force (“RIF”), or “risk-to-capital.” Sixteen states (the “RBC States”) currently impose a statutory or regulatory risk-based capital requirement (the “Statutory RBC Requirement”). The most common Statutory RBC Requirement is that a mortgage insurer’s risk-to-capital ratio may not exceed 25 to 1. In certain of the RBC States, there is a Statutory

RBC Requirement that the mortgage insurer must maintain a minimum policyholder position, which is calculated based on both risk and surplus levels (the “MPP Requirement”). The statutory capital requirements for the non-RBC States are de minimis (ranging from $1 million to $5 million); however, the insurance laws of these states generally grant broad supervisory powers to state agencies or officials to enforce rules or exercise discretion affecting almost every significant aspect of insurance business, including the power to revoke or restrict an insurance company’s ability to write new business. Unless an RBC State grants a waiver or other form of relief, if a mortgage insurer is not in compliance with the Statutory RBC Requirement of such state, it may be prohibited from writing new mortgage insurance business in that state. Radian Guaranty’s domiciliary state, Pennsylvania, is not one of the RBC States. In 2013, and during the first quarter of 2014, the RBC States accounted for approximately 55.7% and 57.8%, respectively, of Radian Guaranty’s total primary new insurance written (“NIW”).

As of March 31, 2014, Radian Guaranty’s risk-to-capital ratio was 19.2 to 1 and Radian Guaranty was in compliance with all applicable Statutory RBC Requirements. Currently, we expect to maintain Radian Guaranty’s risk-to-capital ratio at or below 20 to 1. However, we expect this target level to change upon the modification of GSE eligibility requirements or future changes in applicable regulatory requirements.

Absent new capital contributions or other capital relief, Radian Guaranty’s risk-to-capital ratio generally increases as we increase our net RIF or as we incur operating losses. In 2014, our net RIF is expected to increase as we expect to continue to maintain a significant share of the private mortgage insurance market. With respect to incurred losses, the ultimate amount and timing of any future incurred losses will depend, in part, on general economic conditions and other factors, including the health of credit markets, home prices and unemployment rates, all of which are difficult to predict and beyond our control. Our mortgage insurance incurred losses are driven primarily by new mortgage insurance defaults and changes in the assumptions used to determine our loss reserves. Establishing loss reserves in our businesses requires significant judgment by management with respect to the likelihood, magnitude and timing of anticipated losses. If the actual losses we ultimately realize are in excess of the loss estimates we use in establishing loss reserves, we may be required to take unexpected charges to income, which could adversely affect Radian Guaranty’s statutory capital position.

Radian Guaranty’s capital position also is dependent on the performance of our financial guaranty portfolio. In 2008, we contributed our ownership interest in Radian Asset Assurance to Radian Guaranty. While this reorganization has provided Radian Guaranty with substantial regulatory capital and dividends, it also makes the capital adequacy of our mortgage insurance business dependent, to a significant degree, on the successful run-off of our financial guaranty business. In addition, any decrease in the amount of capital credit that Radian Guaranty otherwise receives with respect to its ownership of Radian Asset Assurance could have a negative impact on Radian Guaranty’s capital adequacy for purposes of GSE eligibility. As of March 31, 2014, our mortgage insurance segment maintained claims paying resources of $2.7 billion, which consists of contingency reserves, statutory policyholders’ surplus, unearned premium reserves and loss reserves. If the performance of our financial guaranty portfolio deteriorates, including if we are required to establish (or increase) statutory reserves on defaulted obligations that we have insured, or if we make net commutation payments to terminate insured financial guaranty obligations in excess of the then established statutory reserves for such obligations, the statutory capital of Radian Guaranty also would be negatively impacted. See “Risk Factors—Deterioration in our financial guaranty portfolio could reduce Radian Asset Assurance’s statutory surplus and negatively impact its ability to pay dividends to Radian Guaranty.”

We use reinsurance from affiliated companies to support Radian Guaranty’s risk-to-capital ratio. Certain of these affiliated reinsurance companies currently are operating at relatively low capital levels and have required, and may in the future require, additional capital contributions from Radian Group. Radian Mortgage Insurance Inc. and Radian Insurance are each required to maintain a minimum statutory surplus of $20 million to remain authorized reinsurers. Radian Guaranty Reinsurance Inc. (“RGRI”), which provides reinsurance to Radian Guaranty for coverage in excess of 25% of certain loans insured by Radian Guaranty, is a sister company of Radian Guaranty, and therefore, any contributions to this insurer would not be consolidated with Radian Guaranty’s capital for purposes of calculating Radian Guaranty’s risk-to-capital position. If we are limited in, or prohibited from, using reinsurance arrangements to reduce Radian Guaranty’s risk, including as a result of any new eligibility requirements adopted by the GSEs, it would adversely affect Radian Guaranty’s risk-to-capital position.

If Radian Guaranty is not in compliance with a state’s applicable Statutory RBC Requirement, it may be prohibited from writing new business in that state until it is back in compliance or it receives a waiver of, or similar relief from, the requirement. In those states that do not have a Statutory RBC Requirement, it is not clear what actions the applicable state regulators would take if a mortgage insurer fails to meet the Statutory RBC Requirement established by another state. Accordingly, if Radian Guaranty were to fail to meet the Statutory RBC Requirement in one or more states, it could be required to suspend writing business in some or all of the states in which it does business. In addition, the GSEs and our mortgage lending customers may decide not to conduct new business with Radian Guaranty (or may reduce current business levels) or impose restrictions on Radian Guaranty while its capital position remained at such levels. The franchise value of our mortgage insurance business would likely be significantly diminished if we were prohibited from writing new business or restricted in the amount of new business we could write in one or more states.

Our existing capital resources may not be sufficient to successfully manage Radian Guaranty’s capital position. As discussed above, the GSEs are in the process of proposing revised eligibility requirements that are expected to, among other things, contain new capital adequacy requirements for private mortgage insurers that are more onerous than the capital requirements currently in effect. See “Risk Factors—Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise.” In addition, the NAIC is in the process of reviewing the minimum capital and surplus requirements for mortgage insurers and considering changes to the Model Act. While the outcome of this process is not known, it is possible that among other changes, the NAIC will recommend and adopt more stringent capital requirements that could increase the capital requirements for Radian Guaranty in states that adopt the new Model Act. Depending on the ultimate outcome of the NAIC proposals or the new GSE eligibility requirements, we may need to provide additional capital support to, or arrange additional capital relief for, Radian Guaranty, including potentially, entering into new reinsurance arrangements, making greater than anticipated capital contributions from our available holding company liquidity or seeking to raise funds in private or public capital transactions.

Depending on the extent of our future incurred losses along with the amount of new insurance that we write and other factors, the amount of capital contributions that may be required to maintain compliance with applicable regulatory and other requirements, including capital adequacy standards, could be significant and could exceed all of our remaining available capital. In the event we contribute a significant amount of Radian Group’s available capital to Radian Guaranty, our financial flexibility would be significantly reduced, making it more difficult for Radian Group to meet its obligations in the future, including future principal payments on our outstanding debt. See “Risk Factors—Radian Group’s sources of liquidity may be insufficient to fund its obligations.”

We have incurred significant losses on our insured products as a result of the economic downturn that began in 2007 and we expect to incur additional losses in the future.

As a seller of credit protection, our results are subject to macroeconomic conditions and specific events that impact the credit performance of our underlying insured assets. Many of these conditions are beyond our control, including national and regional economic conditions, housing prices, unemployment levels, interest rate changes, the availability of credit and other factors. The financial crisis and the downturn in the U.S. housing and related credit markets that began in 2007 have had a significant negative impact on the operating environment and results of operations for our businesses. Since 2007, we have experienced high levels of defaults and claims in our mortgage insurance legacy portfolio that have negatively impacted our results of operations.

Although there has been continued improvement in the U.S. economy and the operating environment for our businesses, the U.S. economy and certain housing markets remain in a state of recovery and, in many respects, are weak compared to historical standards. As a result, it is difficult to predict with any degree of certainty if and when a full recovery of the economy will occur, including meaningful increases in employment and a broad and lasting recovery in the housing market. In light of this, there remains a great deal of uncertainty regarding our ultimate loss performance, including in particular the performance of our legacy portfolio. While we expect incurred losses in our mortgage insurance business will continue to improve in 2014 as the economy and housing market continue to recover and strengthen, this expectation is based on factors that are beyond our control, and therefore, we can provide no assurance whether our projections will prove to be accurate.

In addition to the factors cited above, our results of operations and financial condition could be negatively impacted by natural disasters or other catastrophic events, acts of terrorism, war or other severe conflicts, event- specific economic depressions or other harmful events in the regions, including in foreign countries, where we do business or have insured exposure.

Our financial guaranty portfolio has also been negatively impacted by the slow improvement and the continuing uncertain state of the credit markets and the overall economy and may incur losses in the future.

Our loss mitigation strategies are less effective in markets where housing values fail to appreciate or continue to decline.

The amount of mortgage insurance loss we suffer depends in part on the extent to which the home of a borrower who has defaulted on a mortgage can be sold for an amount that will cover the unpaid principal and interest on the mortgage and the expenses of the sale. In the event of a claim under our mortgage insurance master policy, we generally have the option of paying the entire loss amount and taking title to a mortgaged property or paying our coverage percentage. In the past, we generally were able to take title to properties underlying certain defaulted loans and sell the properties quickly at prices that allowed us to recover some or all of our losses. However, in more recent years, our ability to mitigate our losses in this manner has been significantly reduced. Further, in certain cases and subject to certain conditions, we consent to a sale of the property by the borrower for less than the amount needed to cover the borrower’s mortgage obligation (a “short sale”), which often has the effect of reducing our ultimate claim payment obligation. If housing values decline on either a broad geographic basis or in the regions where our business is concentrated, the frequency of defaulted loans resulting in claims under our policies could increase and our ability to mitigate our losses on defaulted mortgages through short sales or through the resale of properties we acquire may be reduced, which could have a material adverse effect on our business, financial condition and results of operations.

A portion of our mortgage insurance RIF consists of higher risk loans, such as high-LTV, non-prime and adjustable rate mortgage loans, as well as pool mortgage insurance.

High-LTV Mortgages. We provide mortgage insurance on residential mortgage loans made mostly to home buyers who make down payments of less than 20% of the home’s purchase price. As a result, we typically insure loans where borrowers have less equity at risk at origination than borrowers who make larger down payments; therefore, with respect to this loan characteristic, the loans we insure have a higher propensity to default relative to the total mortgage market. In addition, of the mortgage loans that we have insured, 9.9% of our total primary mortgage insurance RIF at March 31, 2014 consisted of insurance on mortgage loans with loans-to-value (“LTVs”) at origination of greater than 95%. We believe mortgage loans with LTVs greater than 95%, absent other mitigating factors such as high Fair Isaac Corporation (“FICO”) scores, default substantially more often than those with lower LTVs. In addition, when we are required to pay a claim on a higher LTV loan, it is generally more difficult to recover our costs from the underlying property, especially in areas with declining property values. Beginning in 2008, we altered our underwriting criteria to significantly reduce the number of new loans we are insuring with LTVs greater than 95% and we have adopted more stringent guidelines for loans with LTVs greater than 90%. While we believe these changes have improved the overall risk profile of our new business written, our results of operations and financial condition may continue to be negatively impacted by the performance of our existing insured loans with high-LTVs, especially those loans originated in 2005 through 2008.

Non-Prime Loans. A large percentage of the mortgage insurance we wrote in years 2005 through 2008 was written on non-prime loans. At March 31, 2014, our non-prime mortgage insurance RIF, including Alternative-A (“Alt-A”), was 8.1% of our total primary insurance RIF. Historically, non-prime loans are more likely to result in claims than prime loans. We have experienced a significant number of loan defaults related to Alt-A loans originated in 2005 through 2008. These losses have occurred more rapidly and well in excess of historical loss patterns and have contributed in large part to our elevated losses since 2007. Our results of operations and financial condition may continue to be negatively affected by the performance of non-prime loans.

Adjustable Rate Mortgages. Adjustable Rate Mortgages (“ARMs”) are loans that have an initial interest rate that will reset during the life of the loan. ARMs also include loans with negative amortization features, such as pay option ARMs, as well as interest only mortgages. Our claim frequency on ARMs has been higher than on fixed rate loans. In many cases the higher propensity to default is due to monthly payment increases that occur when interest rates rise or when the initial interest rate expires. At March 31, 2014, approximately 4.5% of our primary mortgage insurance RIF consisted of ARMs other than interest only mortgages, and approximately 3.2% of our primary mortgage insurance RIF consisted of interest-only mortgages. Defaults related to these products may continue to be higher than for fixed rate loans, and the performance of ARMs in our portfolio may adversely affect our results of operations.

Pool Mortgage Insurance. We wrote pool mortgage insurance, which exposes us to an increased risk of greater loss severity on individual loans as compared to primary mortgage insurance. Our pool mortgage insurance products generally cover all losses in a pool of loans up to our stop loss, which generally is between 1% and 10% of the initial aggregate loan balance of the entire pool of loans. Therefore, under pool mortgage insurance, we could be required to pay the full claim amount of every loan in the pool up to our stop loss, rather than a percentage of each defaulted loan, as is the case with traditional primary mortgage insurance. At March 31, 2014, approximately 3.8% of our total mortgage insurance RIF was attributable to pool mortgage insurance. Under most of our pool mortgage insurance policies, the property underlying a defaulted loan must be sold before a claim may be submitted to us. Therefore, in a weak housing market, we expect to pay larger pool mortgage insurance claims when homes are sold after a prolonged period of home price depreciation, in particular when homes remain unsold for extended periods of time. Greater than expected pool mortgage claims would adversely affect our results of operations.

Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.

Since 2008, the amount of insurance we have rescinded due to fraud, misrepresentation, underwriting negligence or other non-compliance with our insurance policies has increased significantly. Likewise, the number of claims that we have denied has also increased, primarily due to the inability of our servicing customers to provide the loan origination file or other servicing records that are necessary for our review within the time periods specified under our insurance policies to perfect a claim.

These rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves. Our estimate of future expected rescissions and denials on defaulted loans (net of future rescissions or denials we expect to reinstate) reduced our loss reserves as of December 31, 2013 and March 31, 2014 by approximately $247.0 million and $219 million, respectively. During 2013 and 2012, we rescinded or denied approximately $252.9 million and $818.7 million, respectively, of first-lien claims submitted to us for payment (net of those loans for which we reinstated coverage or paid a claim following an initial rescission or denial decision) compared to approximately $645.1 million for 2011. During the first quarter of 2014, we rescinded or denied approximately $28.3 million of first-lien claims submitted to us for payment (net of those loans for which we reinstated coverage or paid a claim following an initial rescission or denial decision) compared to approximately $42.5 million for the first quarter of 2013. These amounts also include a small amount of submitted claims that were subsequently withdrawn by the insured. We do not expect that rescissions and denials will continue to mitigate paid losses at the same levels we have recently experienced, in particular as the 2005 through 2008 origination years continue to decrease. In recent periods, lenders have demonstrated an increased ability to produce the additional information necessary to perfect a claim. As a result, we expect that a significant portion of previously denied claims will be resubmitted with the required documentation and ultimately paid, and we have incorporated this expectation into our reserve estimate. Our incurred but not reported (“IBNR”) reserve estimate, which consists primarily of our estimate of the future reinstatements of previously rescinded policies and denied claims, was $281.9 million, $323.0 million and $170.6 million at December 31, 2013, 2012 and 2011, respectively, and was $288.2 million at March 31, 2014.

In addition, as part of our claims review process, we assess whether defaulted loans were serviced appropriately in accordance with our insurance policies and servicing guidelines. To the extent a servicer has failed to satisfy its servicing obligations, our policies provide that we may curtail the claim payment for such default, and in some circumstances, cancel coverage or deny the claim. Since 2011, claim curtailments have increased both in frequency and in size, which has contributed to a reduction in the severity of our claim payments during this period. While we cannot give assurance regarding the extent or level at which such claim curtailments will continue, we expect the trend of elevated claim curtailments to continue in light of well publicized issues in the servicing industry and our existing legacy portfolio of aged defaults. As of December 31, 2013 and March 31, 2014, our IBNR reserve estimate included $14.9 million and $13.4 million, respectively, related to our estimate of the future overturn of previous curtailments. Further, we have identified a significant number of loans in our total defaulted portfolio for which “Appropriate Proceedings” (actions or proceedings such as foreclosure that provide the insured with title to the property) may not have been commenced within the outermost deadline in our master insurance policy. We currently are in discussions with the servicers for these loans regarding the potential violations and our corresponding rights under the master insurance policy. While we can provide no assurance regarding the outcome of these discussions or the ultimate resolution of these issues, it is possible that these discussions could result in arbitration or legal proceedings.

We are currently in active discussions with customers regarding a portion of our loss mitigation activities. These discussions, if not resolved, could result in arbitration or judicial proceedings, which could be brought with respect to all rescissions, denials, cancellations and claim curtailments that have been challenged by such customers. The heightened risk of disputes with our customers regarding our loss mitigation activities could have a negative impact on our relationships with such customers or potential customers, including the potential loss of business and an increased risk of disputes and litigation.

Under our master insurance policy, any suit or action arising from any right of the insured under the policy generally must be commenced within two years after such right arose and within three years for certain other policies, including certain of our pool insurance policies. We have faced an increasing number of challenges from certain lender customers regarding our loss mitigation activities which have led us to reverse some of our prior decisions regarding rescissions, denials and claim curtailments.

On August 1, 2011, Radian Guaranty filed a lawsuit against Quicken Loans Inc. (“Quicken”) in the U.S. District Court for the Eastern District, seeking a declaratory judgment that Radian Guaranty properly rescinded mortgage insurance coverage under our master insurance policy and delegated underwriting endorsement for a population of home mortgage loans that were originated by Quicken based upon deficiencies and improprieties in the underwriting process. We may be unsuccessful in this proceeding or other similar proceedings that may be brought with respect to our loss mitigation activities, which may be costly and time consuming. Our rescission practices with respect to Quicken’s loans are generally the same as for other lenders and servicers. Therefore, any adverse result in the Quicken proceeding or other similar proceedings may adversely affect the outcome or ultimate result of rescissions involving other lenders and servicers.

The determination of our reserve for losses involves significant use of estimates with regard to the likelihood, magnitude and timing of a loss, including an estimate of the number of defaulted loans that will be successfully rescinded or denied. If the actual amount of rescissions and denials is significantly lower than our estimate, as a result of a greater than anticipated number of successful challenges to our rescissions and denials, litigation, settlements or other factors, or if the levels of rescission and denials decrease faster than we expect, our losses may materially increase, which could have a material adverse effect on our financial condition and results of operations. Similarly, if a significant amount of our claim curtailments are successfully challenged, it could result in our payment of additional claims, which could adversely affect our financial condition.

Because most of the mortgage loans that we insure are sold to Freddie Mac and Fannie Mae, changes in their charters or business practices could significantly impact our mortgage insurance business.

Freddie Mac and Fannie Mae are the beneficiaries of the majority of our mortgage insurance policies. Freddie Mac’s and Fannie Mae’s federal charters generally prohibit them from purchasing any mortgage with a loan amount that exceeds 80% of a home’s value, unless that mortgage is insured by a qualified mortgage insurer, the mortgage seller retains at least a 10% participation in the loan or the seller agrees to repurchase or replace the loan in the event of a default. As a result, high-LTV mortgages purchased by Freddie Mac or Fannie Mae generally are insured with private mortgage insurance. Changes in the charters or business practices of Freddie Mac or Fannie Mae, or in the regulatory environment in which they operate, could reduce the number of mortgages they purchase that are insured by us and consequently diminish our franchise value. In particular, with respect to loans they purchase, the GSEs acting independently or through their conservator, the Federal Housing Finance Agency (“FHFA”), have the ability, among other things, to:

•

implement new eligibility requirements for mortgage insurers, including more onerous capital standards (see “Risk Factors—Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise”);

•	alter underwriting standards on mortgages they purchase;

•	establish policies or requirements that may result in a reduction in the number of mortgages they acquire;

•	alter the national conforming loan limit for mortgages acquired by them;

•	alter the terms on which mortgage insurance coverage may be canceled before reaching the cancellation thresholds established by law;

•

establish and change the terms required to be included in mortgage insurance policies they acquire. (The private mortgage insurers recently implemented changes to their master insurance policies to reflect a series of changes agreed upon with the GSEs with respect to, among other things, loss mitigation and claims processing activities, as well as the GSEs’ rights under the policies. These changes are expected to become effective in 2014.);

•	require private mortgage insurers to perform specified activities intended to avoid or mitigate loss on insured mortgages that are in default;

•

establish and require changes to the amount of loan level delivery fees or guarantee fees (which may result in a higher cost to borrowers) that the GSEs charge on loans that require mortgage insurance (see “Risk Factors—Our mortgage insurance business faces intense competition”);

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intervene in mortgage insurers’ rescission practices or settlements with servicers. (In April 2011, Freddie Mac advised its servicers that they must obtain its prior approval for settlements with servicers and Fannie Mae advised its servicers that they are prohibited from entering into such settlements.); and

•	influence a mortgage lender’s selection of the mortgage insurer providing coverage.

Certain of Freddie Mac’s and Fannie Mae’s programs require less insurance coverage than they historically have required, and they have the ability to further reduce coverage requirements, which could reduce the amount of mortgage insurance they purchase from us, and consequently have an adverse effect on our results of operations. For a number of years, the GSEs have had programs under which lenders could choose, for certain loans, a mortgage insurance coverage percentage that was the minimum required by the GSEs’ charters, with the GSEs paying a lower price for these loans (“charter coverage”). In 2010, Fannie Mae broadly expanded the types of loans eligible for charter coverage. To the extent lenders selling loans to Fannie Mae choose charter coverage for loans that we insure, our revenues would likely be reduced.

The GSEs’ business practices may be impacted by their results of operations, as well as by legislative or regulatory changes governing their operations. In July 2008, an overhaul of regulatory oversight of the GSEs was enacted. The provisions contained within the Housing and Economic Recovery Act of 2008 (“HERA”) encompass substantially all of the GSEs’ operations. HERA abolished the former regulator for the GSEs and created a new regulator, the FHFA, in addition to other oversight reforms. In September 2008, the FHFA was appointed as the conservator of the GSEs to control and direct the operations of the GSEs. The continued role of the conservator may increase the likelihood that the business practices of the GSEs will be changed in ways that may have an adverse effect on us. In particular, the GSEs may seek alternatives other than private mortgage insurance to conduct their business.

In February 2011, the Obama Administration released a proposal to reform the U.S. housing finance market. In its proposal, the Obama Administration sought to gradually reduce the federal government’s role in housing finance, including the ultimate wind-down of the GSEs, and to increase the role of private capital. The Obama Administration’s proposal has shaped the debate in Congress as the Senate Banking Committee and the House Financial Services Committee are currently considering legislation to reform the housing finance market. Most of the legislative proposals have included reference to loan level credit enhancement, such as private mortgage insurance. It is unclear whether housing finance reform legislation will be adopted and, if so, what form it will ultimately take.

The future structure of the residential housing finance system remains uncertain, including the impact of any such changes on our business. Although we believe that traditional private mortgage insurance will continue to play an important role in any future housing finance structure, new federal legislation could reduce the level of private mortgage insurance coverage used by the GSEs as credit enhancement, or even eliminate the requirement, which would reduce our available market and could adversely affect our mortgage insurance business.

Deterioration in our financial guaranty portfolio could reduce Radian Asset Assurance’s statutory surplus and negatively impact its ability to pay dividends to Radian Guaranty.

The performance of our financial guaranty business may affect whether Radian Asset Assurance will be permitted to pay dividends to Radian Guaranty in the future as it has in past years, as well as the amount of any such dividends. At March 31, 2014, Radian Asset Assurance maintained claims paying resources of $1.6 billion, including statutory surplus of approximately $1.2 billion. Radian Asset Assurance paid dividends to Radian Guaranty in 2013 totaling $36 million. We expect that in the third quarter of 2014 Radian Asset Assurance will have the capacity to pay an ordinary dividend of approximately $32 million to Radian Guaranty.

The timing and amount of any future dividend payments will depend on the dividend capacity of our financial guaranty business, which is governed by New York insurance laws. Under New York insurance laws, Radian Asset Assurance may only pay dividends from statutory earned surplus and it can only pay such “ordinary dividends” without prior approval of the New York State Department of Financial Services (“NYSDFS”) when the total of all other dividends declared or distributed by it during the preceding 12 months is the lesser of 10% of its statutory surplus to policyholders or 100% of statutory adjusted net investment income during such period. In addition, the NYSDFS, in its discretion, may approve a dividend distribution greater than would be permitted as an ordinary dividend (generally referred to as an “extraordinary dividend”).

Since Radian Asset Assurance ceased writing new business in June 2008, Radian Asset Assurance has reduced its aggregate net par exposure by approximately 80% to $22.7 billion as of March 31, 2014. This reduction included large declines in many of the riskier segments of Radian Asset Assurance’s insured portfolio. In light of this risk reduction and the significant level of capital remaining at Radian Asset Assurance, Radian

Asset Assurance filed a request with the NYSDFS seeking permission to pay an extraordinary dividend to Radian Guaranty. The NYSDFS currently is considering this request and there can be no assurance if and when such request will be granted in whole or in part, and if granted, that it will not be subject to material conditions.

If the performance of our financial guaranty portfolio deteriorates materially or the amount we pay to terminate any particular financial guaranty exposure is larger than the amount of the statutory reserves for such exposure, Radian Asset Assurance’s statutory surplus may be reduced. If this were to occur, Radian Asset Assurance would likely have less capacity to pay dividends to Radian Guaranty and could be prohibited from paying dividends altogether, which could have a negative impact on Radian Guaranty’s available liquidity.

We face risks associated with our exposure to other financial guaranty issuers.

As of March 31, 2014, Radian Asset Assurance had approximately $4.9 billion outstanding par on its total reinsurance portfolio and $1.8 billion outstanding par written on a second-to-pay basis.

Our ceding companies are primarily responsible for surveillance, loss mitigation and salvage on the risks that they cede to us. They may be less willing than us to perform these tasks to the extent necessary to minimize potential losses and/or maximize potential salvage on the transactions we reinsure. In addition, they may have different incentives to eliminate long-term liabilities than we do. We generally do not have direct access to the insured obligation or the right to perform our own loss mitigation or salvage work on these transactions. We also have limited visibility with respect to the performance of many of the obligations we reinsure. See “Risk Factors—If the estimates we use in establishing loss reserves are incorrect, we may be required to take unexpected charges to income, which could adversely affect our capital position.”

The ceding companies sometimes delegate their loss adjustment functions to third parties, the cost of which is then proportionally allocated to us and any other reinsurers for the insured transaction. Accordingly, the losses and loss adjustment expenses allocated to us on our reinsured risks may be higher than otherwise would have been the case if we were responsible for surveillance, loss mitigation and salvage for these risks. In addition, should a ceding company become insolvent, there is a risk that the recoveries that it receives in any given transaction may become a part of its general estate rather than being allocated among the reinsurers paying the related claim. These factors could have a material adverse effect on our financial condition and operating results.

Assured Guaranty Ltd. (“Assured”) is primarily responsible for surveillance, loss mitigation salvage and claim payments on the risks we ceded to them in 2012. If they should be unable to make claim payments on the risks Radian Asset Assurance ceded to them, then Radian Asset Assurance would be responsible for losses and loss adjustment expenses (“LAE”) on such policies and face similar risks to those we have on risk assumed from the ceding companies.

In addition to reinsurance, we have insured certain transactions on a second-to-pay basis, meaning that we are not required to pay a claim unless both the underlying obligation and another insurer defaults on its primary obligation to cover losses on such defaulted obligation. Consequently, if the conservator for an insolvent financial guarantor rejects payment of all or a portion of a valid claim, we may be required to pay all or a portion of such claim. Because many primary obligors on transactions where we have second-to-pay exposure are currently experiencing significant financial difficulties, the likelihood of our having to pay a claim on our second-to-pay transactions has increased.

In 2009, Syncora Guaranty Inc. (“Syncora”) and Financial Guaranty Insurance Company (“FGIC”) suspended all claims payments following orders by the NYSDFS. While the NYSDFS lifted the suspension of payments by Syncora in June 2010, Syncora has subsequently posted additional losses and it is possible the NYSDFS could implement the suspension again in the future. In August 2013, a plan of rehabilitation for FGIC pursuant to Article 74 of the New York Insurance Law became effective, which initially permits FGIC only to pay 17% of the amount of any claims. In 2010, Ambac Assurance Corporation (“Ambac”) placed a portion of its obligations into a segregated account that is under the control of the Wisconsin Office of the Commissioner of Insurance (“WOCI”). None of our directly insured second-to-pay exposure to Ambac was placed into the segregated account and we have not received notice that any of the second-to-pay exposure ceded to us by Ambac was placed into the segregated account. As of March 31, 2014, Syncora, FGIC and Ambac are the primary insurers on $551.6 million net par outstanding of our second-to-pay exposure and $201.0 million of our second-to-pay exposure with respect to these three primary insurers is rated below investment grade (“BIG”).

Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise.

In order to be eligible to insure loans purchased by the GSEs, mortgage insurers must meet the GSE’s eligibility requirements. The current GSE eligibility requirements, among other things, impose limitations on the type of risk that may be insured, standards for the diversification of risk, procedures for claims handling, standards for acceptable underwriting practices, standards for certain reinsurance cessions and financial and capital requirements. If we fail to satisfy one or more of these requirements, Freddie Mac and/or Fannie Mae could restrict Radian Guaranty from conducting certain types of business with them or take actions that may include not purchasing loans insured by Radian Guaranty.

In addition to these requirements, in order to maintain the highest level of eligibility with Freddie Mac and Fannie Mae, mortgage insurers historically were required to maintain an insurer financial strength rating of AA- or Aa3 from at least two of the three ratings agencies by which they were customarily rated. Both Freddie Mac and Fannie Mae have indicated that loss of mortgage insurer eligibility will no longer be automatic due to a failure to meet the financial strength rating requirements, and instead will be subject to review if and when the downgrade occurs. Because Radian Guaranty does not meet the financial strength rating requirements specified in the GSEs’ eligibility guidelines, Radian Guaranty currently is operating as an eligible insurer under remediation plans with Freddie Mac and Fannie Mae that describe how we intend to achieve consistent levels of operating profitability and ultimately regain higher financial strength ratings for our mortgage insurers. We cannot be certain whether, or for how long, either of the GSEs will continue to allow Radian Guaranty to operate as an eligible insurer under our existing remediation plans.

The GSEs are in the process of revising their standard mortgage insurer eligibility requirements. We expect the revised eligibility requirements to be released in draft form for public comment as early as the second quarter of 2014 and for these requirements to become effective following an implementation period. Among other changes, the new GSE eligibility requirements are expected to contain new capital adequacy standards for private mortgage insurers that are more onerous than the capital requirements that are currently in effect, including potentially: (1) a risk-to-capital ratio below Radian Guaranty’s 19.2 to 1 risk-to-capital ratio as of March 31, 2014; (2) capital requirements based on a variety of risk characteristics and measures of credit quality; and (3) a limitation on the amount of capital credit available for subsidiary capital (including Radian Guaranty’s capital that is attributable to its ownership of Radian Asset Assurance, our financial guaranty subsidiary). The form of the new eligibility requirements and the timeframe for their implementation remain uncertain, and we cannot give any assurances as to their potential impact on us. If the new GSE eligibility requirements include more onerous capital requirements, including any one or more of the potential requirements referenced above, we may need to provide additional capital support to, or arrange additional capital relief for, Radian Guaranty, including potentially, entering into new reinsurance arrangements, increasing the amount of capital contributions from our available holding company funds or seeking to raise funds in private or public capital transactions. See “Risk Factors—Radian Group’s sources of liquidity may be insufficient to fund its obligations.”

Although we expect to be able to retain Radian Guaranty’s eligibility status with the GSEs, we cannot be certain that this will occur. Loss of Radian Guaranty’s eligibility status with the GSEs would likely have an immediate and material adverse impact on the franchise value of our mortgage insurance business and our future prospects and would negatively impact our results of operations and financial condition.

A decrease in the volume of home mortgage originations could result in fewer opportunities for us to write new insurance business.

The amount of new business we write depends, among other things, on a steady flow of low down payment mortgages that require our mortgage insurance. The factors that affect the volume of low down payment mortgage originations include:

•	the level of home mortgage interest rates and the deductibility of mortgage interest for income tax purposes;

•	the health of the domestic economy as well as conditions in regional and local economies;

•	housing affordability;

•	population trends, including the rate of household formation;

•	the rate of home price appreciation, which in times of heavy refinancing can affect whether refinance loans have loan-to-value ratios that require private mortgage insurance; and

•	government housing policy encouraging loans to first-time homebuyers.

In addition, losses from the recent economic downturn have caused lenders to substantially reduce the availability of these low down payment loans and to significantly tighten their underwriting standards. Fewer loan products and tighter loan qualifications, while improving the overall quality of new mortgage originations, have in turn reduced the number of qualified homebuyers and made it more difficult for buyers (in particular first-time buyers) to obtain mortgage financing or to refinance their existing mortgages. In addition, the significant disruption in the housing and related credit markets that began in 2007 led to reduced investor demand for mortgage loans and mortgage-backed securities (“MBS”) in the secondary market, which historically has been a source of funding for many mortgage lenders. This significantly reduced liquidity in the mortgage funding marketplace, forcing many lenders to retain a larger portion of their mortgage loans and MBS and leaving them with less capacity to continue to originate new mortgages.

Total domestic mortgage originations have decreased significantly from the $2.7 trillion in 2006 (pre-dating the housing downturn) to approximately $1.8 trillion for 2013, and are expected to decline to approximately $1.2 trillion in 2014. If the volume of new mortgage originations continues to remain at low levels for a prolonged period, we will likely experience a reduced opportunity to write new insurance business and will be subject to increased competition with respect to that opportunity, which could reduce the size of our mortgage insurance business and have a significant negative effect on both our ability to execute our business plans and our overall franchise value. Further, the Dodd-Frank Act’s reforms to strengthen lending standards, improve underwriting standards and increase accountability in the loan origination and securitization processes could further reduce the total number of mortgage originations in the future, in particular with respect to the high-LTV market. In addition, when the implications of the third Basel Capital Accord final rule and the potential impact of the risk-retention aspect of qualified residential mortgages (“QRMs”) are considered in coordination, it is possible that lenders will be discouraged from writing non-QRM mortgages, which could result in fewer opportunities for us to write new business. See “Risk Factors—Legislation and regulatory changes and interpretations could harm our mortgage insurance business” and “The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.”

Our NIW and franchise value could decline if we lose business from a significant customer.

Our mortgage insurance business depends on our relationships with our customers, and in particular, our relationships with our largest lending customers. The loss of business from a significant customer could have an adverse effect on the amount of new business we are able to write, and consequently, our franchise value.

As of December 31, 2013 and March 31, 2014, our top 10 mortgage insurance customers (measured by NIW) were generally responsible for 25.8% and 24.3%, respectively, of our primary NIW in 2013. For the past several years we have been focused on expanding and diversifying our customer base, and in 2013, 9.0% of our NIW was from customers new to us in 2012 and 2013. Notwithstanding this diversification trend, maintaining our business relationships and business volumes with our largest lending customers remains critical to the success of our business.

In response to the recent financial crisis and the related deterioration in housing markets, we tightened our underwriting guidelines, and as a result, we declined to insure some of the loans originated by our larger customers. We also increased our loss mitigation activities to enforce our rights under our mortgage insurance policies with respect to loans originated during a period of historically poor underwriting and a subsequent period of servicing problems that increased our risk of loss. Our tighter guidelines and increased level of loss mitigation activity has negatively affected our relationships with certain of our customers and could result in customers choosing to limit the amount of business they conduct with us or ceasing to do business with us entirely. See “Risk Factors—Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.”

Our master insurance policies and related lender agreements do not, and by law cannot, require our mortgage insurance customers to do business with us. Although we have taken steps to significantly expand and diversify our customer base in recent years, we cannot be certain that any loss of business from a single lender would be replaced from other new or existing lending customers in the industry. As a result of current market conditions, our lending customers may decide to write business only with certain mortgage insurers based on their views with respect to an insurer’s pricing, service levels, underwriting guidelines, loss mitigation practices, financial strength or other factors. In addition, many of our customers currently are placing a significant portion of their mortgage insurance business with us. Our customers may choose to diversify the mortgage insurers with which they do business, which could negatively affect our level of NIW and our market share.

Our mortgage insurance business faces intense competition.

The U.S. mortgage insurance industry is intensely competitive. Our competitors include other private mortgage insurers and federal and state governmental and quasi-governmental agencies, principally the Federal Housing Administration (“FHA”), which significantly increased its competitive position in the mortgage insurance market during the financial crisis.

We compete with other private mortgage insurers on the basis of price, underwriting guidelines, terms and conditions, customer relationships, reputation, financial strength and service. The improvement in the credit quality of new loans being insured in the current market, combined with the deterioration of the financial positions of many existing private mortgage insurance companies during the financial crisis (which led insurance regulators to take action with respect to certain companies), in part due to their legacy books of insured mortgages, has brought new entrants to our industry and could encourage additional new competitors. In addition to Radian Guaranty, there currently are six other private mortgage insurers eligible to write business for the GSEs. Certain of our private mortgage insurance competitors are subsidiaries of larger corporations that may have access to greater amounts of capital and financial resources than we do and may have stronger financial strength ratings than we have. In addition, two of our competitors who are new entrants to the industry are not burdened by legacy credit risks. If we are unable to compete with other providers, including new entrants that are not burdened by legacy credit risks or by loss mitigation actions on legacy insurance portfolios, it could have a material adverse effect on our business position, financial condition and operating results.

We also compete with governmental and quasi-governmental entities that typically do not have the same capital requirements or business objectives that we and other private mortgage insurance companies have, and therefore, generally had greater financial flexibility in their pricing guidelines and capacity that could put us at a competitive disadvantage. Beginning in 2008, the FHA, which historically had not been a significant competitor, substantially increased its share of the mortgage insurance market, including by insuring a number of loans that would meet our current underwriting guidelines, sometimes at a lower monthly cost to the borrower than a loan that carries our mortgage insurance.

Since 2010, the private mortgage insurance industry steadily has recaptured market share from the FHA, primarily due to increases in the financial strength of certain private mortgage insurers and the development of new products and marketing efforts directed at competing with the FHA, as well as increases in the FHA’s pricing and other operational changes at the FHA including heightened loss mitigation efforts and the elimination of certain insurance cancellation rights. Although the FHA’s market share has been gradually declining, the FHA may continue to maintain a strong market position and could increase its market position again in the future.

Factors that could cause the FHA to maintain or increase its share of the mortgage insurance market include:

•	past and potential future capital constraints of the private mortgage insurance industry;

•	the tightening by private mortgage insurers of underwriting guidelines based on past loan performance or other risk concerns;

•	the increased levels of loss mitigation activity by private mortgage insurers on older vintage portfolios compared to the FHA’s historical practice of engaging in limited loss mitigation activities;

•

an increase in the loan level delivery fees charged by the GSEs on loans that require mortgage insurance and changes in the amount of guarantee fees for the loans that the GSEs acquire (which may result in higher cost to borrowers), which changes have, in the past, been implemented in furtherance of goals other than profits;

•	the perceived operational ease of using FHA insurance compared to the products of private mortgage insurers; and

•

the implementation of new regulations under the Dodd-Frank Act and the Basel III guidelines that may be more favorable to the FHA compared to private mortgage insurers (see “Risk Factors—The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses” and “The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance”).

In the event that a government-owned entity or GSE in one of our markets decides to reduce prices significantly or alter the terms and conditions of its mortgage insurance or other credit enhancement products in furtherance of political, social or other goals rather than a profit motive, we may be unable to compete in that market effectively, which could have an adverse effect on our business, financial condition and operating results.

One or more private mortgage insurers may seek to regain market share from the FHA or other mortgage insurers by reducing pricing, loosening their underwriting guidelines, or relaxing their loss mitigation practices, which could, in turn, improve their competitive position in the industry and negatively impact our level of NIW.

In addition, before the recent housing downturn, an increasing number of alternatives to traditional private mortgage insurance developed, many of which reduced the demand for our mortgage insurance. As a result of the disruptions in the housing finance and credit markets, however, many of the alternatives to private mortgage insurance are not widely available. As market conditions change, we again could face significant competition from these alternatives, as well as from other new alternatives that may develop.

Our business depends, in part, on effective and reliable loan servicing.

We depend on reliable, consistent third-party servicing of the loans that we insure. Dependable servicing generally ensures timely billing and effective loss mitigation opportunities for delinquent or near-delinquent loans. As part of our claims review process, we assess whether defaulted loans were serviced appropriately in accordance with our insurance policies and servicing guidelines. In the high claims environment of the recent past, we have found a high frequency of servicer negligence with respect to the loans we have insured, which makes us more susceptible to greater losses on these loans.

Challenging economic and market conditions may affect the ability of our servicers to effectively maintain their servicing operations. In addition, the financial crisis and economic downturn led to a significant increase in the number of delinquent mortgage loans. These increases have strained the resources of servicers, reducing their ability to undertake loss mitigation efforts in a timely manner, including the processing of potential loan modifications, which could help limit our losses. Further, due to the strain on the resources of servicers, delinquent loan servicing is increasingly being transferred to specialty servicers. The transfer of servicing can cause a disruption in the servicing of delinquent loans. Additionally, specialty servicers may not have sufficient resources to effectively handle the substantially higher volume of delinquent loans.

Recent state and federal inquiries and investigations into whether servicers have acted improperly in foreclosure proceedings, including the cost of and conditions imposed in settlements of such inquiries or investigations, have further strained the resources of servicers. In January 2013, the Consumer Financial Protection Bureau (“CFPB”) issued final rules that establish national servicing standards for servicing residential mortgage loans and impose new and potentially more burdensome requirements, procedures and standards. These new rules became effective in January 2014. Complying with the new rules may impact the servicing of mortgage loans covered by our insurance policies.

If a disruption occurs in the servicing of mortgage loans covered by our insurance policies, this, in turn, could contribute to a rise in delinquencies and/or claims among those loans and could have a material adverse effect on our business, financial condition and operating results.

Loan modification, refinancing and other similar programs may not provide us with a material benefit.

The Federal Deposit Insurance Corporation (“FDIC”), the GSEs and various lenders have adopted programs to modify loans to make them more affordable to borrowers with the goal of reducing the number of foreclosures. In addition, in 2009, the U.S. Department of the Treasury (“U.S. Treasury”) implemented the Homeowner Affordable Modification Program (“HAMP”), which provides guidelines for loan modifications. Some of the eligibility criteria for these programs require information about borrowers, such as the borrowers’ current income and non-mortgage debt obligations. Because the GSEs and the lenders do not share such information with us, we cannot determine with certainty the number of loans in our default inventory that remain eligible to participate in such programs. While modifications continue to be made under these programs, it is unclear how many successful loan modifications will result from these programs, in particular in light of the high level of re-default rates for loans that have been modified through these programs. To the extent modifications cure previously defaulted loans, our loss reserves do not account for potential re-defaults unless at the time the reserve is established, the re-default has already occurred. We believe that we have realized the majority of the benefits from HAMP because the number of loans insured by us that we are aware are entering HAMP trial modification periods has decreased significantly over time. Enrollment in HAMP was recently extended to December 31, 2015.

In 2009, the GSEs began offering the Home Affordable Refinance Program (“HARP”). HARP allows a borrower who is not delinquent to refinance a mortgage if such borrower has been unable to take advantage of lower interest rates because the borrower’s home has decreased in value. To be eligible, a borrower must meet certain conditions, including that the borrower must be current on the mortgage at the time of the refinance, with no late payment in the past six months and no more than one late payment in the past 12 months. In November 2011, FHFA made enhancements to the HARP program (“HARP 2”) to increase the number of borrowers who can qualify for refinancing. The program was recently extended to December 31, 2015, for loans that were originated or acquired by the GSEs by or before May 30, 2009. Importantly, the FHFA reached an agreement with private mortgage insurers, including Radian Guaranty, to facilitate the transfer of mortgage insurance on loans to be refinanced without regard to LTV. While HARP 2 may result in fewer delinquent loans and claims, our ability to rescind coverage on HARP loans will be limited in certain circumstances pursuant to our agreement with the FHFA. The changes implemented by HARP 2 have increased the number of borrowers who may benefit from the program and, as of March 31, 2014, approximately 11% of our total primary mortgage insurance RIF had successfully completed a HARP refinance. The expiration, termination or temporary cessation of any of these programs could result in an increased number of claims in our mortgage insurance business and could adversely affect our business and results of operations.

We cannot ascertain the total benefits we may derive from these loan modification programs, particularly given the uncertainty around the re-default rates for loans that have been modified through these programs. Re-defaults can result in losses that could be greater than we would have paid had the loan not been modified. If a mortgage balance is reduced as a result of a loan modification program, we may still be responsible under our master insurance policy to pay the original balance if the borrower re-defaults on that mortgage after its balance has been reduced.

The extended period of time that a loan remains in our delinquent loan inventory may increase the severity of claims we ultimately are required to pay.

Foreclosure backlogs may further delay our receipt of claims, resulting in an increase in the period that a loan remains in our delinquent loan inventory, and may increase the severity of claims that we are ultimately required to pay. Over the past several years, the average time it takes to receive a claim associated with a defaulted loan has increased. This is, in part, due to new loss mitigation protocols established by servicers and to a significant backlog of foreclosure proceedings in many states, and especially in those states that impose a judicial process for foreclosures. Generally, foreclosure delays do not stop the accrual of interest or affect other expenses on a loan, and unless a loan is cured during such delay, once title to the property ultimately is obtained and a claim is filed, our paid claim amount may include additional interest (subject to a two-year limitation under our insurance policies) and expenses. However, where our claim amount is increased because of foreclosure delays caused by a failure to appropriately service or meet other conditions under our insurance policies, we are entitled to curtail or adjust claims appropriately.

Our success depends on our ability to assess and manage our underwriting risks; the premiums we charge may not be adequate to compensate us for our liability for losses.

Our mortgage insurance and financial guaranty premium rates may not be adequate to cover future losses. The estimates and expectations we use to establish premium rates are based on assumptions made at the time our insurance is written. Our mortgage insurance premiums are based on our long-term expected risk of claims on insured loans and take into account, among other factors, each loan’s LTV, type (e.g., prime vs. non-prime or fixed vs. variable payments), premium structure (e.g., single lump sum, monthly or other variations), term, coverage percentage and whether there is a deductible in front of our loss position. Our financial guaranty premiums are based on our expected risk of claim on the insured obligation and take into account, among other factors, the rating and creditworthiness of the issuer and of the insured obligations, the type of insured obligation, the policy term and the structure of the transaction being insured. These assumptions may ultimately prove to be inaccurate. In particular, the predictive value of historical data may be less reliable during periods of greater economic stress and, accordingly, our ability to correctly estimate our premium requirements may be impaired during periods of economic uncertainty such as we have recently experienced.

We generally cannot cancel or elect not to renew the mortgage insurance or financial guaranty insurance coverage we provide, and because we generally fix premium rates for the life of a policy when issued, we cannot adjust renewal premiums or otherwise adjust premiums during the life of a policy. Therefore, even if the risk underlying many of the mortgage or financial guaranty products we have insured develops more adversely than we anticipated, including as a result of the ongoing weakness in many parts of the economy and in certain housing markets, and the premiums our customers are currently paying for similar coverage on new business from us and others has increased, we generally cannot increase the premium rates on this in-force business, or cancel coverage or elect not to renew coverage, to mitigate the effects of such adverse developments. Our premiums earned and the associated investment income on those premiums may ultimately prove to be inadequate to compensate for the losses that we may incur with respect to those insured risks. See “Risk Factors—We have incurred significant losses on our insured products as a result of the economic downturn that began in 2007 and we expect to incur additional losses in the future.”

Our delegated underwriting program may subject our mortgage insurance business to unanticipated claims.

In our mortgage insurance business, we enter into agreements with our mortgage lender customers that commit us to insure loans made by them using pre-established underwriting guidelines. Once we accept a lender into our delegated underwriting program, we generally insure a loan originated by that lender even if the lender has not followed our specified underwriting guidelines. Under this program, a lender could commit us to insure a material number of loans with unacceptable risk profiles before we discover the problem and terminate that lender’s delegated underwriting authority or pursue other rights that may be available to us, such as our rights to rescind coverage or deny claims.

We face risks associated with our contract underwriting business.

We provide contract underwriting services on a limited basis for certain of our mortgage lender customers, including on loans for which we are not providing mortgage insurance. For substantially all of the existing loans that were originated through our contract underwriting services, we have agreed that if we make a material error in providing these services and the error leads to a default, the mortgage lender may, subject to certain conditions, require us to purchase the loan, issue mortgage insurance on the loan or indemnify the lender against future loss associated with the loan. Accordingly, we have assumed some credit risk and interest-rate risk in connection with providing these services. We also face regulatory risk in providing these services. See “Risk Factors—Legislation and regulatory changes and interpretations could harm our mortgage insurance business.”

Our current credit ratings and the insurance financial strength ratings assigned to our mortgage insurance subsidiaries could weaken our competitive position.

Recently, the credit ratings of Radian Group and the insurance financial strength ratings assigned to our insurance subsidiaries have been subject to upgrades, reflecting the improvement in our overall financial condition and the operating environment for our business. Notwithstanding these upgrades, however, our ratings remain below investment grade and may be downgraded in the future. The current financial strength ratings for our principal insurance subsidiaries are:

	Moody’s	S&P
Radian Guaranty	Ba3	BB-
Radian Asset Assurance	Ba1	B+

Historically, our ratings were critical to our ability to market our products and to maintain our competitive position and customer confidence in our products. In addition, in order to maintain the highest level of eligibility with the GSEs, mortgage insurers historically had to maintain an insurance financial strength rating of AA- or Aa3 from at least two of the three rating agencies by which they are customarily rated. Although Radian Guaranty’s ratings are substantially below those required ratings, the GSEs have allowed Radian Guaranty to operate under business and financial remediation plans and retain its eligibility status. As discussed above, the FHFA is in the process of developing new eligibility requirements for private mortgage insurers. While the form of these new requirements remains uncertain, we believe the new requirements will focus primarily on a mortgage insurer’s capital adequacy and will not include a specific ratings requirement.

Our financial strength ratings currently are below the ratings assigned to certain other private mortgage insurers, some of which have been assigned investment grade ratings. Despite this, we have been successful in competing in the private mortgage insurance market, and we do not believe our current ratings have had a material adverse effect on our relationships with customers. To the extent this changes, however, and financial strength ratings become a more prominent consideration for lenders, we may be competitively disadvantaged by customers choosing to do business with private mortgage insurers that have higher financial strength ratings.

We believe that financial strength ratings remain a significant consideration for participants seeking to secure credit enhancement in the non-GSE mortgage market, which includes most non-QM loans. While this market has remained limited since the financial crisis, we view this market as an area of potential future growth and our ability to participate in this market could depend on our ability to secure investment grade ratings for our mortgage insurance subsidiaries. In addition, if legislative or regulatory changes were to alter the current state of the housing finance industry such that the GSEs no longer operated in their current capacity, we may be forced to compete in a new marketplace in which ratings may play a greater role. If we are unable to compete effectively in the current or any future markets as a result of the financial strength ratings assigned to our mortgage insurance subsidiaries, the franchise value and future prospects for our mortgage insurance business could be negatively affected.

Because we do not establish reserves in our mortgage insurance business until a borrower has failed to make two monthly payments, our financial statements do not reflect our ultimate expected obligation for losses on our entire portfolio of insured mortgages.

We do not establish reserves in our mortgage insurance business until we are notified that a borrower has failed to make at least two monthly payments when due. Because our mortgage insurance reserving does not account for the impact of future losses that we expect to incur with respect to performing (non-defaulted) loans, our obligation for ultimate losses that we expect to incur at any period end is not reflected in our financial statements, except to the extent that a premium deficiency exists. As a result, future losses beyond what we have recorded in our financial statements may have a material impact on future results as defaults occur.

If the estimates we use in establishing loss reserves are incorrect, we may be required to take unexpected charges to income, which could adversely affect our capital position.

We establish loss reserves in both our mortgage insurance and financial guaranty businesses to provide for the estimated cost of future claims. Because our reserves represent only our best estimate of claims to be paid in the future, these reserves may be insufficient to satisfy the full amount of claims that we ultimately have to pay. Setting our loss reserves requires significant judgment by management with respect to the likelihood, magnitude and timing of each potential loss. The models, assumptions and estimates we use to establish loss reserves may not prove to be accurate, especially during an extended economic downturn or a period of extreme market volatility and uncertainty, such as we have recently experienced.

Many of the programs and initiatives that have been implemented to prevent or forestall mortgage foreclosures, as well as the significant backlog of foreclosure proceedings in many states that impose a judicial process on such proceedings, have resulted in fewer defaulted loans moving to claim, and consequently, an increase in the aging of our inventory of defaulted loans. As a result, the number of our defaulted loans that have been in default for 240 or more days, which represents our most aged category of defaulted loans, currently represents a much larger portion of our default inventory than has historically been the case. While these loans are generally assigned a higher loss reserve based on our belief that they are more likely to result in a claim, we also assume, based on historical trends, that a significant portion of these loans will cure or otherwise not result in a claim. Given the significant period of time that these loans have been in default, it is possible that the ultimate cure rate for these defaulted loans will be significantly less than historical rates, and therefore, less than our current estimates of cures for this inventory of defaults. Further, the foreclosure moratoriums and other delays have resulted in further aging of our defaulted loan portfolio, which has decreased claim payments (perhaps only temporarily) and created additional uncertainty regarding the likelihood, magnitude and timing of anticipated losses. If our estimates are inadequate, we may be required to increase our reserves, which could have a material adverse effect on our financial condition, capital position and operating results.

In addition to establishing mortgage insurance loss reserves for defaulted loans, under accounting principles generally accepted in the United States of America (“GAAP”), we are required to establish a premium deficiency reserve (“PDR”) for our mortgage insurance products if the amount by which the net present value of expected future losses for a particular product and the expenses for such product exceeds the net present value of expected future premiums and existing reserves for such product. We evaluate whether a premium deficiency exists at the end of each fiscal quarter. As of March 31, 2014, a premium deficiency reserve of approximately $2.3 million existed for our second-lien insurance business. Our evaluation of premium deficiency is based on our best estimate for future losses, expenses and premiums. This evaluation depends upon many significant assumptions, including assumptions regarding future macroeconomic conditions, and therefore, is inherently uncertain and may prove to be inaccurate. Although no premium deficiency existed on our first-lien insurance business at March 31, 2014, there can be no assurance that premium deficiency reserves will not be required for this product or our other mortgage insurance products in future periods.

It also is difficult to estimate appropriate loss reserves for our financial guaranty business because of the nature of potential losses in this business, which are largely influenced by the particular circumstances surrounding individual troubled credits, including the availability of loss mitigation. As a result, our loss reserves are less capable of being evaluated based on historical assumptions or precedent. In addition, in our financial guaranty reinsurance business, we rely, in part, on information provided by our ceding customers in order to establish reserves. If this information is incomplete, inaccurate or untimely, our loss reserves may not be estimated accurately and could require material adjustment in future periods as new or corrected information becomes available.

Our success depends, in part, on our ability to manage risks in our investment portfolio.

Our investment portfolio is our primary source of liquidity. We maintain an investment policy to manage our investments and those of our insurance subsidiaries that are subject to state insurance laws. We may be forced to change our investments or investment policies depending upon regulatory, economic and market conditions and our existing or anticipated financial condition and operating requirements, including the tax position, of our business segments. In addition, if we underestimate our policy liabilities or improperly structure our investments to meet those liabilities, we could have unexpected losses, including losses resulting from the forced liquidation of investments before their maturity.

Our investment objectives may not be achieved. Although our portfolio consists mostly of highly-rated investments, the success of our investment strategy is affected by general economic conditions, which may adversely affect the markets for credit and interest-rate-sensitive securities, including the extent and timing of investor participation in these markets, the level and volatility of interest rates and, consequently, the value of our fixed-income securities. Volatility or illiquidity in the markets in which we hold positions has reduced the market value of some of our investments, and if this worsens substantially it could have a material adverse effect on our liquidity, financial condition and operating results.

Compared to historical averages, interest rates and investment yields on our investments generally have declined in recent years, which have reduced the investment income we generate. In addition, we have kept a larger portion of our investment portfolio in shorter maturity investments in order to meet the expected liquidity needs of our operating subsidiaries. This, in turn, has further reduced our investment income, as interest rates on short-term investments have been minimal. We depend on our investments as a source of revenue and a prolonged period of lower than expected investment yields would have an adverse impact on our revenues and could potentially adversely affect our results of operations.

Radian Group’s sources of liquidity may be insufficient to fund its obligations.

Radian Group serves as the holding company for our insurance subsidiaries and does not have any significant operations of its own. Radian Group’s principal liquidity demands include funds for: (1) potential additional capital support for our mortgage insurance subsidiaries; (2) the payment of dividends on our common stock; (3) the payment of corporate expenses; (4) interest payments on our outstanding long-term debt; (5) the repayment of our outstanding long-term debt, including $54.5 million principal amount of outstanding debt due in June 2015, $195.5 million principal amount of outstanding debt due in June 2017, $450 million principal amount of convertible debt due in November 2017 and, at our option, any related conversion premium that we elect to settle in cash, and potentially $400 million of convertible debt due in March 2019 for which the principal amount and any conversion premium may, at our option, be settled in cash; and (6) potential payments to the U.S. Treasury resulting from the examination of our 2000 through 2007 consolidated federal income tax returns by the IRS. In addition, as discussed under “Prospectus Supplement Summary—Recent Developments,” on May 6, 2014, we announced an agreement to acquire Clayton for $305 million. In connection with the acquisition, we plan to raise an aggregate amount to fund the purchase price and the related expenses of the transaction, which we anticipate seeking to finance through the issuance of debt and equity. We can provide no assurance that we will be successful in raising these funds on favorable terms or at all, in which case, we may be required to fund the acquisition with available liquidity, which would reduce the amounts available for payment of our expenses and for capital contributions to Radian Guaranty and our other mortgage insurance subsidiaries.

Radian Group has immediately available as of March 31, 2014, either directly or through an unregulated subsidiary, unrestricted cash and liquid investments of approximately $615 million. The $615 million of available liquidity excludes certain additional cash and liquid investments that have been advanced from our subsidiaries for corporate expenses and interest payments. Substantially all of Radian Group’s obligations to pay corporate expenses and interest payments on outstanding debt are reimbursed to Radian Group through the expense-sharing arrangements currently in place with its subsidiaries.

As of March 31, 2014, Radian Guaranty’s risk-to-capital ratio was 19.2 to 1. Currently, we expect to maintain Radian Guaranty’s risk-to-capital ratio at or below 20 to 1. However, we expect this target level to change upon the modification of GSE eligibility requirements or future regulatory changes, as discussed further below. We estimate that an immaterial amount of additional capital contributions from Radian Group to Radian Guaranty would be required during the next 12 months in order to maintain Radian Guaranty’s risk-to-capital ratio at or below 20 to 1. A greater level of capital contributions could be required to maintain Radian Guaranty’s risk-to-capital ratio at or below 20 to 1 if Radian Guaranty’s incurred losses are higher than anticipated or if our net RIF ultimately exceeds our current projections. See “Risk Factors—Our insurance subsidiaries are subject to comprehensive regulations and other requirements, including capital adequacy measures, which if we fail to satisfy, could limit our ability to write new insurance and increase restrictions and requirements placed on our insurance subsidiaries.”

Radian Group also could be required to provide further capital support to Radian Guaranty to satisfy new mortgage insurance eligibility standards currently being developed by the FHFA. The GSEs are in the process of revising their standard mortgage insurer eligibility requirements. We expect the revised eligibility requirements to be released for public comment as early as the second quarter of 2014 and for these requirements to become effective following an implementation period. The changes are expected to include certain changes that are more onerous than the current requirements, including potentially: (1) a risk-to-capital ratio below Radian Guaranty’s 19.2 to 1 risk-to-capital ratio as of March 31, 2014; (2) capital requirements based on a variety of risk characteristics and measures of credit quality; and (3) a limitation on the amount of capital credit available for subsidiary capital (including Radian Guaranty’s capital that is attributable to its ownership of Radian Asset Assurance). In addition, the NAIC is in the process of reviewing the minimum capital and surplus requirements for mortgage insurers and considering changes to these and other requirements in the Model Act. While the outcome of this process is not known, it is possible that the NAIC will recommend and adopt more stringent capital requirements that could increase the capital requirements for Radian Guaranty in states that adopt the new Model Act. If the new GSE eligibility requirements or the NAIC proposals include more onerous capital requirements, including any one or more of the potential requirements referenced above, we may need to provide additional capital support to, or arrange additional capital relief for, Radian Guaranty, including potentially, entering into new reinsurance arrangements, increasing the amount of capital contributions from our available holding company liquidity or seeking to raise funds in private or public capital transactions. For example, if Radian Guaranty is required to maintain a maximum risk-to-capital ratio of 18 to 1, absent any other form of risk-to-capital support, we estimate that we would be required to contribute approximately $200 million to Radian Guaranty during the next 12 months, assuming for purposes of this example that there is no implementation period for these requirements. Although we can provide no assurances, we expect that the new eligibility requirements will include an implementation period. Because we expect that Radian Guaranty will generate capital internally in the future, the length of the implementation period could reduce that amount of additional capital support, if any, that we may need to provide to Radian Guaranty. See “Risk Factors—Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise.”

Radian Group’s U.S. consolidated federal income tax returns for tax years 2000 through 2007, which include the federal income tax returns of our wholly-owned subsidiary, RGRI, were examined by the IRS. We are currently contesting proposed adjustments resulting from the IRS examination of these tax years, which relate to the recognition of certain tax losses and deductions that were generated through our investment in a portfolio of non-economic Real Estate Mortgage Investment Conduits (“REMICs”) residual interests currently held by RGRI. If these adjustments were sustained, RGRI would be required to pay additional income taxes of approximately $128 million plus proposed penalties of approximately $42 million. Additionally, we would incur interest expense on any sustained adjustments. Radian Group has agreed to indemnify RGRI for any tax payments ultimately due to the IRS for the proposed adjustments. This indemnification was made in lieu of an immediate capital contribution to RGRI that otherwise would have been required for RGRI to maintain its minimum statutory surplus requirements in light of remeasurement as of December 31, 2011 of uncertain tax positions related to the portfolio of REMIC residual interests.

Cash flows from our investment portfolio, dividends from Radian Guaranty and permitted payments to Radian Group under tax- and expense-sharing arrangements with our subsidiaries are Radian Group’s principal sources of cash. In light of operating losses in Radian Guaranty, we do not anticipate that it will be permitted under applicable insurance laws to issue dividends to Radian Group for the foreseeable future. To the extent Radian Asset Assurance is able to declare dividends, these dividends will be paid to Radian Guaranty and not to Radian Group. The expense-sharing arrangements between Radian Group and our insurance subsidiaries, as amended, have been approved by applicable state insurance departments, but such approval may be revoked at any time.

In light of Radian Group’s long- and short-term needs, it is possible that our liquidity demands could exceed currently available holding company funds. If this were to occur, we may need to increase our available liquidity by incurring additional debt, by issuing additional equity or by selling assets, any of which we may be unable to do on favorable terms, if at all.

Our reported earnings are subject to fluctuations based on changes in our credit derivatives, trading securities, and other financial instruments that require us to adjust their fair market value as reflected on our statements of operations.

We have significant assets and liabilities that we carry at fair value, with changes in fair market value recorded on our statements of operations each period. These assets and liabilities include our credit derivatives, trading securities and variable interest entity (“VIE”) debt and related assets. Because the changes in fair value of these derivatives and other financial instruments are reflected on our statements of operations, they have the potential to affect our reported earnings and create earnings volatility. Economic conditions, as well as adverse capital market conditions, including but not limited to, credit spread changes, benchmark interest rate changes, market volatility and declines in the value of underlying collateral will impact the value of our investments and derivatives, potentially resulting in unrealized losses.

Specifically with respect to our credit derivatives, the gains and losses on these contracts are derived from internally generated models, which may differ from models used by our counterparties or others in the industry. We estimate fair value amounts using market information, to the extent available, and valuation methodologies that we deem appropriate in order to estimate the fair value amounts that would be exchanged to sell an asset or transfer a liability. Considerable judgment is required to interpret available market data to develop the estimates of fair value. Since there currently is no active market for many of our credit derivatives, we have had to use assumptions as to what could be realized in a current market exchange. In the event that our investments or derivative contracts were sold or transferred in a forced liquidation or otherwise, the fair values received or paid could be materially different from those reflected in our financial statements. Additionally, our actual ultimate credit losses on these derivatives could significantly exceed or be significantly less than our fair value liabilities.

Temporary market or credit spread changes, as well as actual credit improvement or deterioration in our derivative contracts, are reflected in changes in fair value of derivative instruments. We also make an adjustment to our derivative liability valuation methodology to account for our own non-performance risk by incorporating our observable credit default swaps (“CDS”) spread into the determination of fair value of our credit derivatives. Since January 2007, our five-year CDS spread has increased significantly and has fluctuated materially. Our five-year CDS spread was 288 basis points as of March 31, 2014. This market perception of our risk of non-performance has had the effect of reducing our derivative liability valuations by approximately $181.3 million as of March 31, 2014. Perceived improvement in our financial condition could cause our CDS spread to tighten. If our CDS spread tightens significantly, and other credit spreads utilized in our fair value methodologies remained constant, our earnings could be reduced.

Under our long-term incentive compensation program, we currently have outstanding stock-based performance awards that are to be settled in cash. These awards mainly consist of performance-based restricted stock unit (“RSU”) awards that were granted in 2011 and 2012 and which vest in June 2014 and June 2015, respectively. Because these awards are cash-settled, we are required to determine their fair value as of the end of each reporting period and to record any changes in their fair value within other operating expenses. As a result, any change in the fair value of these awards, which is highly correlated to changes in our stock price, can result in volatility in our results of operations during the periods that these awards remain outstanding.

Our information technology systems may fail or we may experience an interruption in their operation.

Our business is highly dependent on the effective operation of our information technology systems. Our information technology systems are vulnerable to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber-attacks, security breaches, catastrophic events and errors in usage. Although we have disaster recovery and business continuity plans in place, we may not be able to adequately execute these plans in a timely fashion. We rely on our information technology systems for many enterprise-critical functions and a prolonged failure or interruption of these systems for any reason could cause significant disruption to our operations and have a material adverse effect on our business, financial condition and operating results.

We may lose business if we are unable to meet our customers’ technological demands.

Our ability to meet the needs of our customers is dependent on our ability to keep pace with technological advances and to invest in new technology as it becomes available. Participants in the mortgage insurance industry rely on e-commerce and other technologies to provide their products and services. Our customers generally require that we provide aspects of our products and services electronically and the percentage of our NIW and claims processing that we deliver electronically has continued to increase. We expect this trend to continue and, accordingly, we may not satisfy our customers’ requirements if we fail to invest sufficient resources or otherwise are unable to maintain and upgrade our technological capabilities. This may result in a decrease in the business we receive, which could negatively impact our business and results of operations.

Our information technology systems may become outdated and we may not be able to make timely modifications to support our products and services.

Our business is highly dependent on the effective operation of our information technology systems. Many of our information technology systems have been in place for a number of years. When we make changes to our existing products and services, or as new products with new features emerge, our systems require modification in order to support these products and process transactions appropriately. Making appropriate modifications to our systems involves inherent time lags and may require us to incur significant expenses. If we are unable to make necessary modifications to our systems in a timely and cost-effective manner or successfully upgrade our systems to avoid obsolescence of our information technology platform, our business, financial condition and operating results could be negatively affected.

We are in the process of implementing a major technology project to improve our operating systems, including a new platform for our mortgage insurance underwriting, policy administration, claims management and billing processes. The project is intended to enhance our business and technological capabilities by increasing operational efficiencies and reducing complexities resulting from multiple platforms. The implementation of these technological improvements is complex, expensive and time consuming. If we fail to timely and successfully implement the new technology systems and business processes, or if the systems do not operate as expected, it could have an adverse impact on our business, business prospects and results of operations.

The security of our information technology systems may be compromised and confidential information, including non-public personal information that we maintain, could be improperly disclosed.

Our information technology systems may be vulnerable to physical or electronic intrusions, computer viruses or other attacks. As part of our business, we, and certain of our subsidiaries and affiliates, maintain large amounts of confidential information, including non-public personal information on consumers and our employees. Breaches in security could result in the loss or misuse of this information, which could, in turn, result in potential regulatory actions or litigation, including material claims for damages, as well as interruption to our operations and damage to our reputation. While we believe we have appropriate information security policies and systems in place in order to prevent unauthorized use or disclosure of confidential information, including non-public personal information, there can be no assurance that such use or disclosure will not occur. Any compromise of the security of our information technology systems, or unauthorized use or disclosure of confidential information, could subject us to liability, damage our reputation and have a material adverse effect on our business, financial condition and operating results.

We are subject to the risk of private litigation and regulatory proceedings.

We currently are a party to material litigation and are subject to certain regulatory proceedings. The cost to defend these actions and the ultimate resolution of these matters could have a material adverse impact on our business, financial condition and results of operations. Additional lawsuits, regulatory proceedings and other matters may also arise in the future.

In the past, we have been subject to litigation alleging, among other things, that our captive reinsurance agreements, as well as pool insurance and contract underwriting services, constitute unlawful payments to mortgage lenders under the Real Estate Settlement Procedures Act of 1974 (“RESPA”). We and other private mortgage insurers currently are serving as a defendant in a series of putative class action lawsuits under RESPA with respect to our captive reinsurance agreements. In addition, we and other mortgage insurers have been subject to inquiries and investigative demands from state and federal governmental agencies, including the CFPB, requesting information relating to captive reinsurance. In April 2013, we reached a settlement with the CFPB that concludes its investigation with respect to Radian Guaranty without any findings of wrongdoing. We and other mortgage insurers have also been subject to inquiries from the Minnesota Department of Commerce relating to captive reinsurance. We are cooperating with the Minnesota Department of Commerce and are engaged in active discussions with them regarding their inquiries, including various alternatives for resolving this investigation. Various regulators, including the CFPB, state insurance commissioners or state attorneys general may bring additional actions or proceedings regarding our compliance with RESPA or other laws applicable to our mortgage insurance business. We cannot predict whether additional actions or proceedings will be brought against us or the outcome of any such actions or proceedings.

Since 2008, the amount of insurance we have rescinded due to fraud, misrepresentation, underwriting negligence or other non-compliance with our insurance policies has increased significantly and we have denied a significant number of claims for failing to satisfy the claim perfection requirements under our master insurance policy. In more recent years, we have curtailed a significant number of claims as a result of servicers failing to satisfy the standards set forth in our master insurance policy and servicing guidelines thereby increasing our risk of loss. In addition, we have identified a significant number of defaulted loans for which “appropriate proceedings” (actions or proceedings such as foreclosure that provide the insured with title to the property) may not have been commenced within the outermost deadline in our master insurance policy. We currently are in discussions with the servicers for these loans regarding this potential violation and our corresponding rights under the master insurance policy. We face an increasing number of challenges from certain of our lender customers regarding our loss mitigation activities, some of which have resulted in reversals of our decisions regarding rescissions, denials or claim curtailments. We are currently in discussions with customers regarding our loss mitigation activities, which if not resolved, could result in arbitration or additional judicial proceedings.

On August 1, 2011, Radian Guaranty filed a lawsuit against Quicken in the U.S. District Court for the Eastern District of Pennsylvania, seeking a declaratory judgment that Radian Guaranty properly rescinded mortgage insurance coverage under our master insurance policy and delegated underwriting endorsement for a population of home mortgage loans that were originated by Quicken based upon deficiencies and improprieties in the underwriting process. We cannot predict the outcome of the Quicken litigation or whether additional actions may be brought against us. Because the Quicken litigation relates to mortgage insurance policy terms and practices that are widely used in the mortgage insurance industry, the outcome of this litigation or other litigation in our industry relating to loss mitigation activities may impact us. If this litigation results in a change in mortgage insurance policy terms and practices that are widely used by the mortgage insurance industry, including by us, or if we engage in further material litigation with any customer and, as a result, the customer limits the amount of business they conduct with us or terminates our business relationship altogether, it could have a negative impact on our business and results of operations.

See “Risk Factors—Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.” See also “Risk Factors—Legislation and regulatory changes and interpretations could harm our mortgage insurance business” and “Risk Factors—The IRS is examining our consolidated federal income tax returns for the years 2000 through 2007.”

The IRS is examining our consolidated federal income tax returns for the years 2000 through 2007.

We are currently contesting proposed adjustments resulting from the examination by the IRS of our 2000 through 2007 consolidated federal income tax returns. The IRS opposes the recognition of certain tax losses and deductions that were generated through RGRI’s investment in a portfolio of non-economic REMIC residual interests and has proposed adjustments denying the associated tax benefits of these items. The proposed adjustments relating to the 2000 through 2007 tax years, if sustained, will result in additional income taxes of approximately $128 million plus proposed penalties of approximately $42 million. Additionally, we would incur interest expense on any sustained adjustments. We appealed these proposed adjustments to the IRS Office of Appeals (“Appeals”) and made “qualified deposits” with the U.S. Treasury in the amount of approximately $85 million in June 2008 relating to the 2000 through 2004 tax years and approximately $4 million in May 2010 relating to the 2005 through 2007 tax years to avoid the accrual of above-market-rate interest with respect to the proposed adjustments.

We have made several attempts to reach a compromised settlement with Appeals, but in January 2013, we were notified that Appeals had rejected our latest settlement offer and plans to issue the formal notice of deficiency. Upon receipt of that notice, we will have 90 days to either pay the assessed tax liabilities, penalties and interest (the “deficiency amount”) in full or petition the U.S. Tax Court to litigate the deficiency amount. Litigation of the deficiency amount may result in substantial legal expenses and the litigation process could take several years to resolve. We can provide no assurance regarding the outcome of any such litigation or whether a compromised settlement with the IRS will ultimately be reached. After discussions with our legal advisors about the issues raised in the examination, we believe that an adequate provision for income taxes has been made for the potential liabilities that may result from this matter. However, if the ultimate resolution of this matter produces a result that differs materially from our current expectations, there could be a material impact on our effective tax rate, results of operations and cash flows.

Radian Group has assumed the obligation to pay the ultimate tax liability by indemnifying RGRI for such liability, including any portion of the “qualified deposits” that is used to satisfy such liability. See “Risk Factors—Radian Group’s sources of liquidity may be insufficient to fund its obligations.”

We may not be able to realize all of our DTAs in the future.

As of March 31, 2014, before consideration of our valuation allowance, we had DTAs, net of deferred tax liabilities, of approximately $936.5 million. We are required to establish a valuation allowance against our DTAs when it is more likely than not that all or some portion of our DTA will not be realized. At each balance sheet date we assess our need for a valuation allowance, and our assessment is based on all available evidence, both positive and negative. This requires management to exercise judgment and make assumptions regarding whether the DTA will be realized in future periods. Future realization of our DTA will ultimately depend on whether we generate sufficient taxable income of the appropriate character (ordinary income or capital gains) within the applicable carryback and carryforward periods provided under the tax law.

Our ability to recognize tax benefits on future U.S. tax losses and our existing U.S. loss positions may be limited under applicable tax laws.

We have generated substantial NOLs, loss carryforwards and other tax attributes for U.S. tax purposes that can be used to reduce our future federal income tax obligations. Our ability to fully utilize these tax assets (including NOLs of approximately $1.8 billion as of March 31, 2014) will be adversely affected if we have an “ownership change” within the meaning of Section 382. An ownership change is generally defined as a greater than 50 percentage point increase in equity ownership by “five-percent shareholders” (as that term is defined for purposes of Section 382) in any three-year period. We may experience an “ownership change” in the future as a result of changes in our stock ownership.

We have adopted, and our stockholders have approved as appropriate, the Tax Benefit Preservation Bylaw, the Tax Benefit Preservation Charter Provision and the Tax Benefit Preservation Plan intended to protect stockholder value by preserving our tax benefits and important tax assets. See “Description of the Common Stock—Anti-takeover Provisions.” The continued effectiveness of the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision are subject to the re-approval of the Tax Benefit Preservation Plan and the Tax Benefit Preservation Charter Provision by our stockholders every three years and there can be no assurance that if we elect to present them to our stockholders for re-approval in the future, our stockholders will reapprove them.

There is no guarantee that our tax benefit preservation strategy will be effective in protecting our NOLs and other tax assets. The amount of our NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of our NOLs and other tax assets, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, even though we currently have several measures in place to protect our NOLs (such as the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision), we cannot provide any assurance that the IRS or other taxing authority will not claim that we have experienced an “ownership change” and attempt to reduce the benefit of our tax assets.

Legislation and regulatory changes and interpretations could harm our mortgage insurance business.

Our mortgage insurance business is subject to many federal and state lending and insurance laws and regulations and may be affected by changes in these laws and regulations.

In particular, our mortgage insurance business may be significantly impacted by the following:

•

The Dodd-Frank Act and the rules and regulations adopted thereunder, including in particular the definition of QRM that is ultimately adopted. See “Risk Factors—The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses;”

•

Legislation or regulatory action impacting the charters or business practices of the GSEs. See “Risk Factors—Because most of the mortgage loans that we insure are sold to Freddie Mac and Fannie Mae, changes in their charters or business practices could significantly impact our mortgage insurance business;”

•	Legislative reform of the U.S. housing finance system;

•	Legislation and regulation impacting the FHA and its competitive position versus private mortgage insurers. See “Risk Factors—Our mortgage insurance business faces intense competition;”

•

State insurance laws and regulations that address, among other items, licensing of companies to transact business, claims handling, reinsurance requirements, premium rates, policy forms offered to customers and requirements for risk-to-capital ratios, minimum policyholder positions, reserves, surplus, reinsurance and payment of dividends. See “Risk Factors—Our insurance subsidiaries are subject to comprehensive regulations and other requirements, including capital adequacy measures, which if we fail to satisfy, could limit our ability to write new insurance and increase restrictions and requirements placed on our insurance subsidiaries;”

•	The application of state, federal or private sector programs aimed at supporting borrowers and the housing market;

•

The application of RESPA, the Fair Credit Reporting Act of 1970 (“FCRA”) and other laws to mortgage insurers, including with respect to captive reinsurance arrangements. See “Risk Factors—We are subject to the risk of private litigation and regulatory proceedings;”

•

New federal standards and oversight for mortgage insurers, including as a result of the Federal Insurance Office of the U.S. Treasury having recently published a study on how to modernize and improve the system of insurance regulation in the U.S. that, among other things, calls for federal standards and oversight for mortgage insurers to be developed and implemented. See “Risk Factors—The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses;” and

•

The implementation in the U.S. of the update to the Basel Capital Accord (“Basel II”) capital adequacy requirements and the Basel III guidelines. See “Risk Factors—The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.”

Any of the items discussed above could harm our operating results, financial condition and business prospects. In addition, our mortgage insurance business could be impacted by new legislation or regulations, as well as changes to existing legislation or regulations, that are not currently contemplated and which could occur at any time.

The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.

In 1988, the Basel Committee on Banking Supervision (“BCBS”) developed the Basel Capital Accord (“Basel I”), which established international benchmarks for assessing banks’ capital adequacy requirements. In

June 2005, the BCBS issued Basel II. Basel II has been implemented by many banks in the U.S. and many other countries in 2009 and 2010. Basel II affects the capital treatment provided to mortgage insurance by domestic and international banks in both their origination and securitization activities. The Basel II provisions related to residential mortgages and mortgage insurance may provide incentives to certain of our bank customers not to insure mortgages having a lower risk of claim and to insure mortgages having a higher risk of claim.

In September 2010, the BCBS released the Basel III guidelines, which will increase the capital requirements of certain banking organizations. Implementation of Basel III requires formal regulations, and in December 2010, the BCBS released a new bank capital framework (the “Basel III capital adequacy guidelines”) that raised minimum capital requirements for banks. Implementation of the Basel III capital adequacy guidelines in the U.S. required three federal banking regulators to issue legally binding rules. In June 2012, the federal regulators released proposed rules to implement Basel III. The proposed Basel III rules would have, among other things, assigned risk-weightings based on a residential mortgage’s LTV ratio, without regard to the presence of private mortgage insurance.

In July 2013, the federal regulators issued final rules to implement Basel III. The final rules reverted to the current treatment of mortgages for capital purposes rather than adopting the proposed 200% requirement risk-weighting for residential mortgages with LTVs higher than 80% without regard to the presence of mortgage insurance. The federal regulators issuing the final rules noted that they may reconsider the issue of risk weighting residential mortgage securities again, once the impact of other housing related rules such as qualified mortgage (“QM”) and QRM are known. We cannot predict what any such future rules may prescribe or the impact on our business.

The final Basel III rules retain the existing risk-weighting for mortgage-backed pass-through securities guaranteed by the GSEs. However, the final Basel III rules significantly change the calculation of risk weights for securitization exposures in which credit risk is tranched. Under the final Basel III rules, the risk weighting for these securitization exposures is subject to a 20% floor and can increase to 1,250% for junior tranches. Under the QRM risk-retention rules, sponsors of securitizations of non-QRM loans will be required to retain an exposure to the securitizations they sponsor. Therefore, under the final Basel III rules, it is possible that these bank sponsors will be required to hold greater amounts of capital with respect to a securitization of non-QRM loans than if the bank had retained the entire portfolio of loans. This may create a disincentive to originate non-QRM loans which may decrease demand for our private mortgage insurance products in the non-QRM market based on the outcome of the QRM rulemaking.

The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses.

The Dodd-Frank Act contains many requirements and mandates significant rulemaking by several regulatory agencies to implement the Dodd-Frank Act’s provisions. The full scope of the Dodd-Frank Act and its impact on our mortgage insurance and financial guaranty businesses remain uncertain. The Dodd-Frank Act established the CFPB to regulate the offering and provision of consumer financial products and services, including residential mortgages, under federal law and transferred authority to the CFPB to enforce many existing consumer related federal laws. Under the Dodd-Frank Act, the CFPB is authorized to issue regulations prohibiting a creditor from making a residential mortgage loan unless the creditor makes a reasonable and good faith determination that, at the time the loan is consummated, the consumer has a reasonable ability to repay the loan (the “Ability to Repay rule”). The Dodd-Frank Act provides that a creditor may presume that a borrower will be able to repay a loan if the loan has certain low-risk characteristics that meet the definition of a QM.

On January 10, 2013, the CFPB issued the CFPB QM Rule (“CFPB QM Rule”). The CFPB QM Rule became effective on January 10, 2014. Under the CFPB QM Rule, a loan is deemed to be a QM if, among other factors:

•	the term of the loan is less than or equal to 30 years;

•	there are no negative amortization, interest only or balloon features;

•	the lender properly documents the loan in accordance with the requirements;

•	the total “points and fees” do not exceed certain thresholds (as further discussed below); and

•	the total debt-to-income ratio of the borrower does not exceed 43%.

For a loan to satisfy the CFPB QM Rule requirements, the points and fees payable in connection with the loan may not exceed 3% of the total loan amount (for loans of $100,000 or more; different limitations apply to smaller balance loans). Loans that meet the definition of a QM under the CFPB QM Rule receive either a rebuttable or conclusive presumption of compliance with the rule’s ability to repay requirements depending upon the pricing of the loan relative to the Average Prime Offer Rate (“Average Prime Offer Rate”). The CFPB QM Rule provides a “safe harbor” for loans that otherwise satisfy the CFPB QM requirements and have annual percentage rates (“APRs”) below the threshold of 150 basis points over the Average Prime Offer Rate, and a “rebuttable presumption” for loans that otherwise satisfy the CFPB QM requirements and have an APR at or above that threshold. As it relates to private mortgage insurance, any premium charges payable after closing (e.g., monthly premiums) are excluded from the points and fees calculation. With regard to up-front private mortgage insurance premiums (premium charges payable at or before closing), the portion of the premium that is not in excess of the then current up-front FHA premium at the time of the loan’s origination is also excluded from the points and fees calculation (so long as the charges meet certain refundability criteria), while any portion that is in excess of the current FHA up-front premium is included in the calculation of points and fees. We offer mortgage insurance products that provide for up-front premiums and to the extent that these products cause a loan not to meet the CFPB QM Rule requirements, it may impact the structure, marketability and pricing of these products which could impact the amount and mix of new insurance we write and our share of the private mortgage insurance market.

Most notably for the private mortgage insurance industry, the CFPB QM Rule establishes a temporary alternative QM definition applicable to any loans that are eligible to be purchased, guaranteed or insured by the GSEs. Loans acquired by the GSEs are allowed QM status under this temporary rule if they meet certain requirements with regard to avoiding risky loan features (e.g., no negative amortization and generally no balloons or interest-only features) and the limitation on points and fees discussed above. Under the temporary alternative QM definition, adherence to the CFPB QM Rule provision governing the back end debt-to-income ratio of 43% will not be required for loans acquired by the GSEs. The GSEs will continue to purchase loans that meet the underwriting and delivery eligibility requirements stated in their respective selling guides, even if the borrowers of such loans have a debt-to-income ratio of greater than 43%. With regard to GSE-eligible loans, the temporary alternative QM definition will expire on the earlier of seven years from the effective date of the rule or when GSE conservatorship or receivership ends.

The Dodd-Frank Act separately granted statutory authority to the U.S. Department of Housing and Urban Development (“HUD”) (for FHA-insured loans), the U.S. Department of Veterans Affairs (“VA”) (for VA-guaranteed loans), the U.S. Department of Agriculture (“USDA”) and the Rural Housing Service (“RHS”) to develop their own definitions of a qualified mortgage in consultation with the CFPB. In December 2013, HUD adopted a separate definition of a qualified mortgage for loans insured by the FHA. HUD’s qualified mortgage definition is less restrictive than the CFPB’s definition in certain respects and it is possible that lenders will prefer the FHA-insured loans to loans insured by private mortgage insurance. To the extent other government agencies that guarantee residential mortgage loans also adopt their own definitions of a qualified mortgage and those definitions are more favorable to lenders and mortgage holders than the CFPB QM Rule that applies to the GSEs and the markets in which we operate, our mortgage insurance business may be adversely affected.

There is a risk that the Ability to Repay rules will restrict the size of the overall mortgage market, and consequently, the number of loans requiring private mortgage insurance, due to the unwillingness of creditors to provide non-qualified mortgages. Further, the bifurcation between loans that are eligible for either a conclusive or a rebuttable presumption could also further impact the market for loans generally available for private mortgage insurance.

The Dodd-Frank Act requires securitizers to retain some of the credit risk associated with mortgage loans that they transfer, sell or convey, unless the mortgage loans are QRMs or are insured by the FHA or another federal agency. The Dodd-Frank Act provides that the definition of QRM will be determined jointly by six separate regulators, with consideration to be given, among other things, to the presence of mortgage insurance in connection with loan performance. The risk retention requirement is imposed on “securitizers” and not the originators or subsequent purchasers, although in certain circumstances a portion of the risk may be allocated to the originator. In March 2011, regulators released a proposed rule that included a proposed definition of QRM. That proposed rule included down payment requirements for QRMs without incorporating or including consideration of loans that are covered by mortgage insurance. In response to public comments to the proposed rule, federal regulators issued a revised proposed risk retention rule, including a definition of QRMs, in August 2013. The revised proposed rule generally defines QRM as a mortgage meeting the requirements of a qualified mortgage under the CFPB QM Rule described above. The regulators also proposed an alternative definition of QRMs (“QM-plus”) that utilizes certain QM criteria but also includes a maximum LTV of 70%. Neither of the revised proposed QRM definitions incorporate or consider the use of mortgage insurance. The public comment period for the new proposed rule expired on October 30, 2013. Substantially all of our primary RIF includes loans for which the down payment was less than 20% and, therefore, the LTV would exceed 80%.

Because of the capital support provided by the U.S. Government to the GSEs, the GSEs satisfy the proposed risk retention requirements of the Dodd-Frank Act while they are in conservatorship, so sellers of loans to the GSEs will not be subject to the risk retention requirements referenced above. This means that lenders that originate loans that are sold to or securitized with the GSEs while the GSEs are in conservatorship would not be required to retain risk under the proposed or final QRM rule.

For loans that are securitized in the private label securitization market, if the final QRM definition does not give consideration to private mortgage insurance in calculating LTV or it provides that loans with down payments of less than 20% do not qualify as a QRM, it could have an adverse effect on the demand for private mortgage insurance in this market. The public comment period for the revised proposed rule expired on October 30, 2013. The timing for the adoption of final risk retention rules and the QRM definition remains uncertain and we cannot be certain of the form the final rules and the definition may take.

In addition to the foregoing, the Dodd-Frank Act:

•

sets new limitations and restrictions on banking, derivatives and asset-backed securities (“ABS”), including the imposition of additional registration, reporting, market conduct and capital and margin posting requirements on certain participants in the derivatives markets that may make it more difficult for us to commute, restructure, hedge or otherwise mitigate losses or reduce exposure on our existing financial guaranty portfolio;

•

places limits on the ability of many financial institutions to hold certain assets, including those referred to as “covered funds.” To the extent that financial institutions that are included in our insured portfolios (primarily in our insured trust preferred securities (“TruPs”) collateralized debt obligations (“CDOs”)) for which we provide credit protection may be required to liquidate assets at a loss, or the market perceives there is a risk of such losses, it may adversely affect the credit quality of the institution and consequently increase our derivative liability, and could produce credit losses on such insured obligations;

•

establishes a Federal Insurance Office within the U.S. Treasury. While not having a general supervisory or regulatory authority over insurance, the director of this office performs various functions with respect to insurance at a federal level. The Federal Insurance Office recently published a study on how to modernize and improve the system of insurance regulation in the U.S., which recommended the development and implementation of federal oversight for private mortgage insurers. To the extent these recommendations are acted upon by legislators or other executive action, a divergence from the current system of state regulation could increase compliance burdens and possibly impact our financial condition.

We cannot predict the requirements of the remaining final regulations ultimately adopted under the Dodd-Frank Act, the full effect such regulations will have on financial markets generally, or on our mortgage insurance and financial guaranty businesses specifically, the additional costs associated with compliance with such regulations or changes to our operations that may be necessary to comply with the Dodd-Frank Act and the rules adopted thereunder, any of which could have a material adverse effect on our businesses, cash flows, financial condition and results of operations.

Risks Related to the Offering and our Common Stock

Our common stock may be subject to substantial price fluctuations due to a number of factors and those fluctuations may prevent stockholders from reselling the common stock at a profit.

Stock markets are subject to significant price and trading volume fluctuations and the market price of our common stock and that of other companies in our industries has been and may continue to be volatile. The market price for our common stock has varied between a high of $16.24 and a low of $9.62 during the 12-month period ended March 31, 2014. Refer also to “Price Range of Common Stock and Dividend Policy.” The market price of our common stock could continue to fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers or competitors regarding their own performance, as well as actions taken by the GSEs or our regulators, industry conditions and general financial, economic or regulatory conditions and political instability. Stock markets in general have experienced high levels of volatility that have often been unrelated to the operating performance of companies. These broad market fluctuations may adversely affect the trading price of our common stock.

Future issuances of common stock, convertible notes or other equity-linked securities may adversely affect the common stock price.

Radian Group’s sale of a substantial amount of equity securities following this offering, including additional shares of common stock or other equity or equity-linked securities senior to the common stock or convertible into common stock, or the perception that these sales might occur, could cause the market price of the common stock to decline. If such sales reduce the market price of the common stock, Radian Group’s ability to raise additional capital in this manner may be adversely affected, and it may be difficult for you to sell your shares at a time and price that you deem appropriate.

In addition, as of April 29, 2014, Radian Group had outstanding 173,171,885 shares of common stock and options to purchase approximately 3,749,516 shares of common stock at a weighted exercise price of $8.50, 1,958,527 shares issuable upon the conversion or settlement of other equity awards outstanding at such date, 51,020,370 shares of common stock reserved for issuance upon conversion of our 3.00% Convertible Senior Notes due November 2017, 50,000,000 shares of common stock reserved for issuance upon conversion of our 2.25% Convertible Senior Notes due March 2019, and a substantial number of shares of common stock were reserved for issuance upon conversion of our outstanding convertible notes and under our equity compensation plans, our employee stock purchase plan and our savings and incentive plan. See “Capitalization, Note 3.”

We cannot assure you that we will pay dividends on our common stock in the future.

We declared cash dividends on our common stock equal to $0.02 per share in each quarter of 2007 and the first and second quarters of 2008. In July 2008, we reduced our quarterly common stock dividend to $0.0025 per share. Our insurance subsidiaries, which have historically been an important source of funds, including funds to pay dividends, have dividend payment restrictions based on regulatory and other limitations. If Radian Group does not receive adequate distributions from its operating subsidiaries, then we may not be able to make, or may have to reduce, dividend payments on our common stock. In addition, even if we have sufficient funds to pay dividends, we may choose not to do so. Our dividend policy, and any current or future restrictions on the ability to pay dividends, could adversely affect the market price of our common stock.

The steps we have taken to protect our NOLs may discourage transactions in our common stock or be challenged by our stockholders.

We have substantial NOLs, loss carryforwards and other tax attributes for U.S. federal income tax purposes (“tax benefits”) that can generally be used to offset our future taxable income and therefore reduce our U.S. federal income tax obligations. Our ability to use these NOL carryforwards and other tax benefits, however, will be adversely affected if Radian Group has an “ownership change” as defined under Section 382. We have adopted, and our stockholders have approved as appropriate, the Tax Benefit Preservation Bylaw, the Tax Benefit Preservation Charter Provision and the Tax Benefit Preservation Plan intended to protect stockholder value by preserving our tax benefits and important tax assets. See “Description of the Common Stock—Anti-takeover Provisions.” The Tax Benefit Preservation Plan grants stockholders the right to acquire additional shares of common stock at a price less than market price if any person becomes an “acquiring person” (as defined in the Plan). Because the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision all restrict or prohibit certain transfers of our common stock, they may make it more difficult and more expensive to acquire us, and may discourage open market purchases of our common stock or a non-negotiated tender or exchange offer for our common stock. Accordingly, they may limit a stockholder’s ability to realize a premium over the market price of our common stock in connection with any stock transaction, and may adversely affect the trading price of the notes and the amount of cash and the number of shares of our common stock, if any, into which the notes are convertible.

The rules for determining ownership for the purposes of the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision in general track the definition of ownership for purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. In particular, ownership for Section 382 purposes is determined primarily by an economic test, while the definition of beneficial ownership under the federal securities laws focuses generally on the right to vote or control the disposition of the shares. Consequently, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision. Although the Section 382 definition of ownership is different, and generally is narrower than the definition of beneficial ownership under the federal securities laws, the possible ambiguities created by the differences in these definitions may discourage investments in our common stock.

Additionally, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision, and a court could find that the Tax Benefit Preservation Bylaw or the Tax Benefit Preservation Charter Provision is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. This potential for litigation regarding the enforceability of the transfer restrictions may discourage investments in our common stock. However, as we currently intend to retain the Tax Benefit Preservation Plan in place, we believe it is unlikely that any investor will seek to exceed the limits included in the Tax Benefit Preservation Plan and so will not be likely to have any reason to challenge the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision.

In general, the Tax Benefit Preservation Plan and the transfer restrictions contained in the Tax Benefit Preservation Bylaw and in the Tax Benefit Preservation Charter Provision will each terminate (1) if Section 382 or any successor statute is repealed and our board of directors determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits, (2) at the beginning of a taxable year to which our board of directors determines that no NOLs may be carried forward, or (3) if our board of directors determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to

us. In addition, the Tax Benefit Preservation Plan and the transfer restrictions in the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision will each terminate if the Tax Benefit Preservation Plan and the Tax Benefit Preservation Charter Provision are not re-approved by our stockholders every three years. Our stockholders re-approved the Tax Benefit Preservation Plan and the Tax Benefit Preservation Charter Provision at the 2013 annual meeting of stockholders. Assuming they are not terminated before then, the next time we are required to submit the Tax Benefit Preservation Plan and Tax Benefit Preservation Charter Provision for re-approval by our stockholders will be in connection with the 2016 annual meeting of stockholders. If the Tax Benefit Preservation Plan is not approved, it will terminate, and if the Tax Benefit Preservation Charter Provision is not approved, the transfer restrictions in the Tax Benefit Preservation Charter Provision and the Tax Benefit Preservation Bylaw will terminate. Finally, the Tax Benefit Preservation Plan will expire on the close of business October 9, 2019 (unless that date is advanced or extended).

Additional provisions in Radian Group’s organizational documents, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of the common stock.

Certain provisions of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities. These provisions include:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may establish;

•

that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then outstanding; and

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors.

The application of various state insurance laws also could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control generally is presumed in the case of any person or entity that purchases 10% or more of our outstanding common stock, including in connection with the conversion from our equity-linked securities into shares of our common stock, unless the applicable insurance regulatory authorities determine otherwise.

Section 203 of the Delaware General Corporation Law applies to us because we are a publicly-traded Delaware corporation. Pursuant to Section 203, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined in Section 203, unless the business combination or the transaction in which a person becomes an interested stockholder is approved in a prescribed manner. Under certain circumstances, Section 203 requires stockholder approval for certain business combinations. This requirement makes it more difficult for a person, including a corporation, that is an interested stockholder to effect various business combinations with a corporation for a three-year period from the date of becoming an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management, and they could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Management will have broad discretion to use the proceeds from this offering, and may not use them successfully.

We intend to use the net proceeds from this offering, together with the net proceeds of the concurrent debt offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Debt Offering,” to fund our pending acquisition of Clayton and to fund the 2015 Note Redemption. There can be no assurance that the acquisition of Clayton will be completed or that the 2015 Note Redemption will be completed. In the event the acquisition is not completed, and with respect to the portion of any funds raised in excess of the Clayton purchase price, our management will have broad discretion as to the use of the proceeds from this offering and the concurrent debt offering and, in such circumstance, we intend to use such net proceeds to fund working capital requirements and for general corporate purposes, which may include repayment of outstanding debt, investments in or advances to our existing or future subsidiaries, and repurchases and redemptions of our other outstanding securities. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

Risks Related to the Clayton Acquisition

We may fail to realize the anticipated benefits of the Clayton acquisition.

The success of the Clayton acquisition will depend on, among other things, our ability to combine the businesses of the Company and Clayton in a manner that permits growth opportunities and does not disrupt existing customer relationships or result in decreased revenues due to customer attrition, employee attrition or other factors. It is possible that the pendency of the acquisition or the integration process could result in changes to or pressure on compliance with standards, controls, procedures and policies that could adversely affect the combined company’s ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition. If we experience difficulties with the integration process, the anticipated benefits of the acquisition may not be realized fully or at all, or may take longer to realize than expected. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of the Company and Clayton during this transition period and for an undetermined period after completion of the acquisition. In addition, while Clayton is not a defendant in litigation arising out of the financial crisis involving the issuance of RMBS in connection with which it has provided services, it has been in the past, and may again be in the future, subpoenaed by various parties to provide documents and information related to such litigation, and there can be no assurance that Clayton will not be subject to future claims against it, whether in connection with such litigation or otherwise.

The Purchase Agreement may be terminated in accordance with its terms and the Clayton acquisition may not be completed within the expected timeframe or at all.

The Purchase Agreement is subject to a number of conditions to closing that must be fulfilled in order to complete the Clayton acquisition. These conditions include, among others, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of certain state licensing approvals, accuracy of representations and warranties, compliance with covenants and agreements and continued employment by Clayton’s chief executive officer and its president. These conditions may not be fulfilled and, accordingly, the Clayton acquisition may not be completed, or may be completed later than anticipated. In addition, if the Clayton acquisition is not completed by September 6, 2014, either Radian Group or Clayton may elect to terminate the Purchase Agreement and not to proceed with the Clayton acquisition, and either party may elect to terminate the Purchase Agreement in certain other circumstances. If the acquisition is not completed, we will have incurred substantial expenses without realizing the anticipated benefits of the acquisition. In addition, because Radian Group is seeking to complete its financing for the Clayton acquisition in advance of closing, the failure to complete the acquisition could result in Radian Group holding funds that it is not able to reinvest in a manner as beneficial as the Clayton acquisition.

This offering of common stock is not conditioned on the completion of the Clayton acquisition.

Neither this offering of common stock nor the concurrent debt offering is conditioned on the completion of the Clayton acquisition. We cannot assure you that the Clayton acquisition, this common stock offering or the concurrent debt offering will be consummated on the terms described in this prospectus supplement or at all. The completion of the Clayton acquisition, this common stock offering and the concurrent debt offering are all subject to a number of conditions precedent, which may or may not be satisfied. If we do not complete the Clayton acquisition, we will retain broad discretion to use the net proceeds from this offering and the concurrent debt offering.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $        , after deducting the estimated underwriting discounts and commissions and estimated offering expenses. We estimate the aggregate net proceeds to us will be approximately $         if the underwriters exercise in full their option to purchase additional common stock. We cannot assure you that this offering will be completed.

We intend to use the net proceeds from this offering, together with the net proceeds of the concurrent debt offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Debt Offering,” to fund the purchase price and related expenses of our pending acquisition of Clayton, to fund the 2015 Note Redemption and for working capital. Pending the acquisition or such other use, we intend to use the net proceeds to make short-term investments. In the event that we do not complete the Clayton acquisition, we intend to use the funds for the 2015 Note Redemption and for general corporate purposes, which may include working capital, investments in or advances to our existing or future subsidiaries, and repurchases and redemptions of our other outstanding securities.

CAPITALIZATION

The following table shows our cash, cash equivalents and short-term investments and capitalization at March 31, 2014:

•	on an actual basis; and

•

on an as adjusted basis to reflect this offering, the concurrent debt offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Debt Offering” and the redemption of the 2015 Senior Notes as described under “Use of Proceeds.”

This table assumes that the underwriters do not exercise their option to purchase additional shares in this offering. This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is incorporated by reference into this prospectus supplement.

	March 31, 2014 (unaudited) (in thousands, except share and per share amounts)
	Actual	As Adjusted
Cash, cash equivalents, restricted cash and short-term investments	$1,692,557	$

Long-term obligations:
5.375% Senior Notes due 2015 (1)	$54,484	$
9.000% Senior Notes due 2017 (1)	191,850
% Senior Notes due 2019	—
3.00% Convertible Senior Notes due 2017 (1)(2)	358,985
2.25% Convertible Senior Notes due 2019 (1)(2)	333,071

Total long-term obligations (2)	938,390

Equity component of currently redeemable convertible senior notes (2)	91,016
Shareholders’ equity:
Preferred Stock, par value $.001 per share; 20,000,000 shares authorized; none issued or outstanding	—
Common Stock, par value $.001 per share; 485,000,000 shares authorized; 190,712,673 issued and 173,166,892 outstanding (3)	191
Treasury Stock, at cost, 17,545,781 shares	(892,937)
Additional paid-in capital	2,256,436
Retained deficit	(349,467)
Accumulated other comprehensive income	41,344

Total Shareholders’ Equity	1,055,567

Total Capitalization	$2,084,973	$

(1)	Reflects the amount set forth on the Company’s consolidated balance sheet. The outstanding principal amounts as of March 31, 2014 are approximately $54.5 million of 5.375% Senior Notes due in June 2015, $195.5 million of 9.000% Senior Notes due in June 2017, $450 million of 3.00% Convertible Senior Notes due 2017 and $400 million of 2.25% Convertible Senior Notes due 2019.
(2)	In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($450 million for the 3.00% Convertible Senior Notes due November 2017 and $400 million for the 2.25% Convertible Senior Notes due

March 2019) over the expected term of the debt. With respect to the Company’s 3.00% Convertible Notes due November 2017, the principal amount of which must be settled in cash, the equity component has been reclassified as mezzanine equity because, as of March 31, 2014, the holders are able to convert the notes during the quarterly period ending June 30, 2014. ASC 470-20 does not affect the actual amount that we are required to repay, and the amounts shown in the table above for Radian Group’s previously issued convertible notes, respectively, reflect the approximate liability component net of the discount recognized in equity or temporary equity (mezzanine equity), excluding any tax effect.
(3)	The number of shares of our common stock outstanding after the offering is based on 173,171,885 shares outstanding as of April 29, 2014. This number excludes, as of April 29, 2014, (a) 3,749,516 shares issuable upon the exercise of stock options that are outstanding as of such date at a weighted exercise price of $8.50 per share; (b) 1,958,527 shares issuable upon the conversion or settlement of other equity compensation awards outstanding at such date; (c) 123,163 shares of common stock reserved for future issuance under our equity compensation plans (and 6,300,000 newly-reserved shares of common stock that would be reserved for future issuance under the Radian Group Inc. 2014 Equity Compensation Plan being submitted for stockholder approval at Radian Group’s 2014 annual meeting of stockholders, which plan would supersede and replace our outstanding equity compensation plan for purposes of future equity awards); (d) 1,269,021 shares of common stock available for sale under our employee stock purchase plan; (e) 1,966,205 shares of common stock available for issuance under our savings and incentive plan; (f) 51,020,370 shares of common stock reserved for issuance upon conversion of our 3.00% Convertible Senior Notes due November 2017; and (g) 50,000,000 shares of common stock reserved for issuance upon conversion of our 2.25% Convertible Senior Notes due March 2019. In addition, except as otherwise indicated, the information throughout this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 2,325,000 shares of common stock.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

As of April 29, 2014, 173,171,885 shares of Radian Group’s common stock were outstanding, held by approximately 66 stockholders of record.

Radian Group’s common stock trades on the New York Stock Exchange under the trading symbol “RDN.”

	Common Stock Price
	High	Low
Year ending December 31, 2014:
First Quarter	$16.24	$13.75
Second Quarter (through May 5, 2014)	$15.41	$13.39

Year ended December 31, 2013:
First Quarter	$10.95	$5.97
Second Quarter	$14.34	$9.62
Third Quarter	$14.80	$11.36
Fourth Quarter	$15.15	$12.57

Year ended December 31, 2012:
First Quarter	$4.68	$2.21
Second Quarter	$4.45	$2.00
Third Quarter	$4.96	$2.65
Fourth Quarter	$6.30	$3.74

The last reported sales price for the common stock on the New York Stock Exchange on May 5, 2014 was $14.30 per share.

Dividend Policy

The payment of dividends is within the discretion of our board of directors. Since July 2008, Radian Group has paid a quarterly common stock dividend of $0.0025 per share. For information on Radian Group’s ability to pay dividends, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and Notes 1 and 14 of the Notes to Consolidated Financial Statements, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, in “Item 3. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and Notes 1 and 13 of the Notes to Unaudited Condensed Consolidated Financial Statements contained therein.

DESCRIPTION OF THE COMMON STOCK

The following is a general description of the common stock. The terms of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws are more detailed than the general information provided below. You should read the amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part.

Authorized and Outstanding Capital Stock

Radian Group is authorized to issue a total of 505,000,000 shares of capital stock, with a par value of $0.001 per share. Of the authorized amount, 485,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of April 29, 2014, there were 173,171,885 shares of common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

Description of Common Stock

General. Each share of common stock has the same rights and privileges. Holders of common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of the outstanding shares of common stock are fully paid and nonassessable. The common stock is listed on the New York Stock Exchange under the symbol “RDN.”

Voting Rights. The holders of common stock are entitled to vote upon all matters submitted to a vote of the stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to shares or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on the stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws. Certain provisions of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for its securities.

The amended and restated certificate of incorporation and amended and restated bylaws provide:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may, without prior stockholder approval, establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors; and

•

transfer restrictions in the amended and restated bylaws and amended and restated certificate of incorporation that prohibit any person from transferring, directly or indirectly, any of the shares of common stock if the transfer would

•	create or result in a person becoming a five-percent shareholder under Section 382, or

•	increase the stock ownership of any existing five-percent shareholder under Section 382, as further described below.

These restrictions apply to all shares of our common stock issued after April 30, 2010, and to any shares of common stock owned, at the time of the stockholder vote to amend the amended and restated certificate of incorporation to include such transfer restrictions, by any stockholder who voted in favor of that amendment.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control generally is presumed in the case of any person or entity who purchases 10% or more of the outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law applies to Radian Group because it is listed on a national securities exchange. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•

the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

at or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Other Transfer Restrictions. On October 8, 2009, our board of directors adopted the Tax Benefit Preservation Plan, which, as amended, was approved by our stockholders at our 2010 and 2013 annual stockholder meetings. We also adopted the Tax Benefit Preservation Bylaw and at our 2010 and 2013 annual meetings, our stockholders approved the Tax Benefit Preservation Charter Provision. The Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision were implemented in order to protect our ability to utilize our NOLs and other tax assets, which can generally be used to offset our future taxable income and therefore reduce our U.S. federal income tax obligations, by preventing an “ownership change” under U.S. federal income tax rules. In general, an ownership change will occur if the “five-percent shareholders,” as defined under Section 382 of the Internal Revenue Code, collectively increase their ownership in Radian Group (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of stock of Radian Group owned by such shareholders at any time during a rolling three-year testing period. The provisions in the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision restrict or discourage certain transfers of our common stock that would (1) create or result in a person becoming a five-percent shareholder under Section 382, or (2) increase the stock ownership of any existing five-percent shareholder under Section 382. The Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision will no longer be effective if the Tax Benefit Preservation Plan and the Tax Benefit Preservation Charter Provision are not re-approved every three years by a majority of our stockholders at our annual meeting of stockholders. If the Tax Benefit Preservation Plan is not re-approved, it will terminate, and if the Tax Benefit Preservation Charter Provision is not re-approved, the transfer restrictions in the Tax Benefit Preservation Charter Provision and the Tax Benefit Preservation Bylaw will terminate. Our stockholders re-approved the Tax Benefit Preservation Plan and the Tax Benefit Preservation Charter Provision at the 2013 annual meeting. Assuming they are not terminated before then, the next time we are required to submit the Tax Benefit Preservation Plan and Tax Benefit Preservation Charter Provision for re-approval by our stockholders will be in connection with the 2016 annual meeting of stockholders. Our board of directors also considers, at least annually, whether a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company. If it makes such a determination, the Tax Benefit Preservation Plan and the transfer restrictions will terminate, as described below.

The rules for determining ownership for the purposes of the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw, and the Tax Benefit Preservation Charter Provision track the definition of ownership for the purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. In particular, ownership for Section 382 purposes is determined primarily by an economic test, while the definition of beneficial ownership under the federal securities laws focuses generally on the right to vote or control the disposition of the shares. For example, different portfolios in a single mutual fund complex or groups of customers advised by the same investment advisor would normally not be aggregated for Section 382 purposes even though they may be aggregated for determining beneficial ownership under SEC rules and reporting requirements. Consequently, although the Section 382 definition of ownership is different from and generally is narrower than the definition of beneficial ownership under the federal securities laws, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw, and the Tax Benefit Preservation Charter Provision, which may lead to ambiguity for such investor. For purposes of Section 382 and under the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision, unless the Company has actual knowledge to the contrary, the Company is entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of our common stock who may be subject to such provisions.

Pursuant to the Tax Benefit Preservation Plan, our board of directors authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. Any future issued shares of our common stock, including those in the offering being undertaken pursuant to this prospectus supplement, will include an associated Right. The dividend was paid on October 19, 2009 to the stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The Rights become exercisable if any person becomes an “acquiring person” by becoming the owner (for Section 382 purposes) of 4.90% or more of our outstanding common stock or by adding to a position of 4.90% or more of our outstanding common stock. If the Rights are triggered, each holder of a Right (other than the acquiring person, related persons, and transferees) will have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of common stock having a market value of two times the Purchase Price. The Tax Benefit Preservation Plan also provides for other methods of exercise or exchange in the discretion of our board of directors.

Both the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision impose substantially similar transfer restrictions designed to protect our important tax assets. The transfer restrictions prohibit any person from attempting to transfer, directly or indirectly, any of the shares of common stock so restricted if the transfer would (1) create or result in a person becoming a Section 382 five-percent shareholder, or (2) increase the stock ownership of any such existing Section 382 five-percent shareholder. Transfers that violate the provisions of the Tax Benefit Preservation Bylaw or Tax Benefit Preservation Charter Provision will be null and void and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the restrictions (which shares are referred to as “excess shares”). The purported transferee will not be entitled to any rights as a Radian Group stockholder with respect to the excess shares. Instead, the purported transferee would be required, upon demand by us, to transfer the excess shares to our designated agent for the limited purpose of consummating an orderly arm’s-length sale of such excess shares, primarily in the open market. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which our securities may be traded. The net proceeds of the sale would be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount would go to the original transferor, or, if the original transferor cannot be readily identified, to a charity designated by our board of directors.

The Tax Benefit Preservation Bylaw imposes these transfer restrictions on our shares of common stock issued after the effective date of the amendment, including any shares of common stock issued pursuant to this prospectus supplement. The Tax Benefit Preservation Charter Provision is enforceable against the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment was approved, including shares of common stock issued pursuant to this prospectus supplement. We intend to presume, with regard to each share of common stock issued before the effectiveness of the Tax Benefit Preservation Charter Provision that is proposed to be transferred, that it was voted in favor of the Tax Benefit Preservation Charter Provision, or is subject to the transfer restrictions in the amended and restated bylaws, unless the stockholder can demonstrate otherwise to our reasonable satisfaction. In certain circumstances, we also intend to assert that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Tax Benefit Preservation Charter Provision, unless a stockholder establishes, to our satisfaction, that such stockholder did not vote in favor of the Tax Benefit Preservation Charter Provision. However, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Tax Benefit Preservation Charter Provision, and a court could find that the Tax Benefit Preservation Charter Provision is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. However, as Radian Group currently intends to retain the Tax Benefit Preservation Plan in place, it is unlikely that any investor will seek to exceed the limits included in the Tax Benefit Preservation Plan and so will not likely have any reason to challenge the Tax Benefit Preservation Charter Provision.

The Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision are intended to protect our tax benefits as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Accordingly, the Tax Benefit Preservation Plan and transfer restrictions will terminate upon the earliest of:

•	the beginning of a taxable year for which our board of directors determines that no tax benefits may be carried forward;

•

the date that Section 382 or any successor statute is repealed, if our board of directors determines the Tax Benefit Preservation Plan or the transfer restrictions are no longer necessary for the preservation of our tax benefits;

•

such date as our board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which our board of directors has agreed to review annually; or

•

the close of business on the second business day after the adjournment of the third consecutive annual meeting of the Company’s stockholders after the Tax Benefit Preservation Charter Provision or the Tax Benefit Preservation Plan was most recently approved or re-approved by the stockholders of the Company unless re-approved at that meeting.

In addition, the Tax Benefit Preservation Plan will expire on the close of business on October 9, 2019 (unless that date is advanced or extended).

Our board of directors has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the Tax Benefit Preservation Plan, and in the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision, if our board of directors determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

The above discussion of the Tax Benefit Preservation Plan, and the related Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareowner Services LLC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to the ownership and disposition of our common stock. This discussion is based on current provisions of the Internal Revenue Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock other than:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON STOCK CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares.

Dividends effectively connected with a US trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the heading “Information Reporting and Backup Withholding,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (in which case the branch profits tax discussed above may also apply if the non-U.S. holder is a corporation) and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to regular U.S. federal income tax as if the U.S. holder were a U.S. resident.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not, and currently do not anticipate becoming, a USRPHC.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•	a U.S. person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•

a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business, information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation and administrative guidance, a U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on dividends paid with respect to our common stock after June 30, 2014 to, and on gross proceeds from the sales or other dispositions of our common stock after December 31, 2016 by, foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our common stock) that fail to satisfy the above requirements. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING

Radian Group is offering the shares of its common stock described in this prospectus supplement and the accompanying prospectus through Goldman, Sachs & Co., as representative (the “representative”) of the several underwriters (collectively, the “underwriters”). Radian Group has entered into an underwriting agreement with the underwriters, dated as of May     , 2014 (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, each of the underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table (the “Initial Shares”):

Underwriters	Number of Shares
Goldman, Sachs & Co.

Total

Radian Group’s common stock is offered subject to a number of conditions, including receipt and acceptance of the common stock by the underwriters.

In connection with this offering, the underwriters or securities dealers may distribute documents to investors electronically.

Option to Purchase Additional Shares

Radian Group has granted the underwriters an option to buy up to an 2,325,000 additional shares of the common stock (the “Option Shares”) at the public offering price less underwriting discounts and commissions and less an amount per share equal to any dividends or distributions declared by Radian Group and payable on the Initial Shares, but not on the Option Shares. The underwriters may exercise this option in whole or from time to time in part. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the Underwriting Agreement, to purchase a number of additional shares of the common stock proportionate to such underwriter’s initial amount relative to the total amount reflected in the above table.

Commissions and discounts

Shares of common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the public offering price. If all shares of common stock are not sold at the public offering price, the representative may change the offering price and the other selling terms. Sales of shares of common stock made outside of the United States may be made by affiliates of the underwriters.

The following table shows the per share and total underwriting discounts and commissions Radian Group will pay to the underwriters, assuming both no exercise and full exercise of the underwriters’ option to purchase an additional 2,325,000 shares of common stock:

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

Radian Group estimates that the total expenses of this offering payable by it, not including the underwriting discounts and commissions, will be approximately $        .

No Sale of Similar Securities

Radian Group and its executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, Radian Group and each of these persons may not, without the prior written approval of the representative, subject to limited exceptions, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Radian Group’s common stock or any securities convertible into or exchangeable or exercisable for the common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act, with respect to any of the foregoing or (2) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of the common stock, whether any such swap, hedge or transaction is to be settled by delivery of shares of the common stock or other securities, in cash or otherwise. These restrictions will be in effect for a period of 60 days after the date of the Underwriting Agreement; provided that, solely with respect to the offer and sale by Radian Group of any debt or preferred equity security convertible into or exercisable or exchangeable for common stock, such period will expire upon the 31st day following the date of the Underwriting Agreement. At any time and without public notice, the representative may, in its sole discretion, release all or some of the securities from these lock-up agreements.

With respect to the directors and executive officers, the 60-day restricted period is subject to extension under limited circumstances. In the event that either (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 60-day restricted period and ends on the last day of the 60-day restricted period, Radian Group issues an earnings release or material news or a material event relating to Radian Group occurs; or (2) prior to the expiration of the 60-day restricted period, Radian Group announces that Radian Group will release earnings results during the period beginning on the last day of the 60-day restricted period and ending 16 calendar days thereafter, then the restricted period will continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the earnings release is issued or the material news or event relating to Radian Group occurs.

With respect to the directors and executive officers, the lock-up restrictions set forth above will not apply to (1) transfers of shares of common stock as a bona fide gift or gifts; provided, that the beneficiary or beneficiaries thereof agree to be bound in writing by these restrictions, or by will or intestacy, (2) transfers of shares of common stock to any trust or family limited partnership for the direct or indirect benefit of the director, officer or such person’s immediate family; provided, that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound in writing by these restrictions, or (3) shares of common stock pledged before the date of the lock-up agreement in a bona fide transaction outstanding as of the date of this prospectus supplement to a lender to the directors and officers, (4) shares of common stock delivered to or withheld by the Company to pay withholding taxes for any equity award such as upon the vesting, lapse of substantial risk of forfeiture, or other similar taxable event, (5) transfers of shares of common stock pursuant to the exercise of stock options for shares of the common stock that have been granted by the Company before the date of this prospectus supplement, where the common stock received upon any such exercise is held by the directors and officers, individually or as fiduciary, in accordance with the terms of the lock-up agreement, (6) transfers of shares of common stock pursuant to existing Rule 10b5-1 plans of the directors and officers, or (7) transfers of the common stock with the prior written consent of the representative on behalf of the underwriters.

Indemnification and Contribution

Radian Group has agreed to indemnify the several underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If Radian Group is unable to provide this indemnification, Radian Group will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

New York Stock Exchange Listing

Radian Group’s common stock is listed on the New York Stock Exchange under the symbol “RDN.”

Price stabilization, short positions and passive market making

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of the common stock, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids;

•	syndicate covering transactions; and

•	passive market making

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These transactions may also include making short sales of the common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Penalty Bids

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Passive Market Making

In connection with this offering the underwriters may engage in passive market making transactions in our common stock on the New York Stock Exchange prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the New York Stock Exchange no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company in the ordinary course of their business, for which they received or will receive customary fees and expenses. In addition, Goldman, Sachs & Co. is providing investment banking and advisory services to us in connection with the Clayton acquisition. Goldman, Sachs & Co. and its affiliates have in the past received and will be entitled to receive separate fees for such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to the Company’s assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. Certain of the underwriters and their affiliates hold a portion of the 2015 Senior Notes being redeemed and therefore may receive a portion of the proceeds from this offering. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of the common stock which is the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in that Relevant Member State other than:

•	to legal entities which are qualified investors as defined in the Prospectus Directive;

•

to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the common stock will require Radian Group or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (1) the expression an “offer to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the common stock which is the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to Radian Group; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The common stock may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any of the common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as prospectuses with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common stock is subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust

(where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for 6 months after that corporation or that trust has acquired the common stock under Section 275 except: (1) to an institutional investor under Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

VALIDITY OF THE COMMON STOCK

The validity of the common stock being offered by this prospectus supplement has been passed upon for us by Wachtell, Lipton, Rosen & Katz. Certain legal matters in connection with this offering are being passed upon for the underwriters by Willkie Farr & Gallagher LLP. Willkie Farr & Gallagher LLP has represented and may continue to represent the Company and its affiliates, from time to time, in connection with various legal matters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. This information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 7, 2014.

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed on May 6, 2014.

•

The description of common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description.

•

The description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed on October 13, 2009, the amendments set forth on Form 8-A/A filed on May 4, 2010 and in any and all amendments and reports filed for the purpose of updating that description.

•

Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this prospectus supplement except as so modified and any statement so superseded shall not be deemed to constitute a part of this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

Radian Group Inc., from time to time, may offer, issue and sell, together or separately, (1) shares of common stock; (2) shares of preferred stock; (3) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities; (4) depositary shares; (5) warrants to purchase common stock, preferred stock or other securities; (6) rights to purchase common stock, preferred stock or other securities; (7) stock purchase contracts; and (8) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities pursuant to this registration statement we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

Our common stock is listed on the New York Stock Exchange under the symbol “RDN.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 39 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the “Risk Factors” beginning on page 5, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2014.

i

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to either Radian Group Inc. or to Radian Group Inc. and its subsidiaries. When we use the term “Radian Group” we are only referring to Radian Group Inc. and not its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 39 of this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you decide whether to invest in any of the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

RADIAN GROUP INC.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We have two business segments—mortgage insurance and financial guaranty:

•	Our mortgage insurance segment provides credit-related insurance coverage, principally through private mortgage insurance, and risk management services to mortgage lending institutions. We conduct our mortgage insurance business primarily through Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary.

•	Our financial guaranty segment has provided direct insurance and reinsurance on credit-based risks, and also offered credit protection on various asset classes through financial guaranty policies and credit default swaps. Our principal financial guaranty subsidiary, Radian Asset Assurance Inc. (“Radian Asset Assurance”), is a wholly-owned subsidiary of Radian Guaranty which allows our financial guaranty business to serve as an important source of capital support for our mortgage insurance business. While Radian Asset Assurance discontinued writing new financial guaranty business in 2008, it continues to provide financial guaranty insurance on a portfolio of transactions, consisting primarily of public finance and structured finance transactions.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-1000. We maintain a website at www.radian.biz where general information about us is available. We are not incorporating the contents of the website into this prospectus. Radian Group was incorporated in Delaware in 1991.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:

•

changes in general economic and political conditions, including unemployment rates, changes in the U.S. housing and mortgage credit markets (including declines in home prices and property values), the performance of the U.S. or global economies, the amount of liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, all of which may be impacted by, among other things, legislative activity or inactivity, actual or threatened downgrades of U.S. government credit ratings, or actual or threatened defaults on U.S. government obligations;

•	changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of the fact that certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;

•	catastrophic events, municipal and sovereign or sub-sovereign bankruptcy filings or other economic changes in geographic regions where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;

•	our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;

•	a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, or general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

•	our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty, our principal mortgage insurance subsidiary, and an adequate minimum policyholder position and surplus for our insurance subsidiaries that provide reinsurance or capital support to Radian Guaranty;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	a more rapid than expected decrease in the levels of mortgage insurance rescissions and claim denials, which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in net rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials (including as part of one or more settlements of disputed rescissions or denials), or by Fannie Mae or Freddie Mac (the “Government-Sponsored Enterprises” or the “GSEs”) intervening in or otherwise limiting our loss mitigation practices, including settlements of disputes regarding loss mitigation activities;

•	the negative impact that our loss mitigation activities may have on our relationships with our customers and potential customers, including the potential loss of current or future business and the heightened risk of disputes and litigation;

•	the need, in the event that we are unsuccessful in defending our loss mitigation activities, to increase our loss reserves for, and reassume risk on, rescinded or cancelled loans or denied claims, and to pay additional claims, including amounts previously curtailed;

•	any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;

•	adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain a small part of our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•	a substantial decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income on our monthly premium policies and could decrease the profitability of our mortgage insurance business;

•	heightened competition for our mortgage insurance business from others such as the Federal Housing Administration, the U.S. Department of Veterans Affairs and other private mortgage insurers, including with respect to other private mortgage insurers, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, that are less dependent on capital support from their subsidiaries than we are or that are new entrants to the industry, and therefore, are not burdened by legacy obligations;

•	changes in requirements for Radian Guaranty to remain an eligible insurer to the GSEs (which are expected to be released in draft form for public comment as early as the second quarter of 2014, and to become effective following an implementation period), which may include, among other items, more onerous risk-to-capital ratio requirements, capital requirements based on a variety of risk characteristics and measures of credit quality and a limitation on the amount of capital credit available for Radian Guaranty’s equity in its subsidiaries, including capital attributable to our financial guaranty business; the form of the new eligibility requirements and the timeframe for their implementation remain uncertain, and we cannot give any assurances as to their potential impact on us;

•	changes in the charters or business practices of, or rules or regulations applicable to, the GSEs;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;

•	the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;

•	the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Procedures Act of 1974); (ii) changes to the Mortgage Guaranty Insurers Model Act (the “Model Act”) being considered by the National Association of Insurance Commissioners (“NAIC”) that could include more stringent capital and other requirements for Radian Guaranty in states that adopt the new Model Act in the future; and (iii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses or future prospects;

•	the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including adjustments proposed by the Internal Revenue Service resulting from the examination of our 2000 through 2007 tax years, which we are currently contesting;

•	the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;

•	volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, substantially all of our investment portfolio and certain of our long-term incentive compensation awards;

•	our ability to realize some or all of the tax benefits associated with our gross deferred tax assets, which will depend, in part, on our ability to generate sufficient sustainable taxable income in future periods;

•	changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and

•	our pending acquisition of Clayton Holdings LLC (“Clayton”), including: the potential to not fully realize the benefits anticipated from the acquisition, or to not realize such benefits during the anticipated time frame, including as a result of a loss of customers and/or employees; the potential inability to successfully integrate Clayton’s business with our business or the inability to complete such integration during the anticipated time frame; the inability or decision to not complete the acquisition, or to not complete the acquisition on a timely basis; the potential distraction of management time and attention; the risk that we are not able to finance the acquisition as anticipated, or that, if the financing efforts are successful, we are not able to utilize the funds raised efficiently in the event that we do not complete the acquisition.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013 and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Radian Group does not have any outstanding shares of preferred stock.

		Fiscal Years Ended December 31,
(in thousands)	Three Months Ended March 31, 2014	2013	2012	2011	2010	2009
Net earnings (loss) available for fixed charges	$222,877	(131,006)	(390,387)	431,519	(1,521,450)	(215,960)
Ratio of net earnings (loss) to fixed charges (B)	11.0x	(A)	(A)	6.8x	(A)	(A)

(A)	For the fiscal years ended December 31, 2013, 2012, 2010 and 2009, earnings were not adequate to cover fixed charges in the amount of $(131,006), $(390,387), $(1,521,450) and $(215,960).

(B)	Interest on tax accruals that are non-third party indebtedness are excluded from the calculation.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock, which may be represented by depositary shares as described below;

•	senior, senior subordinated or subordinated debt securities;

•	warrants to purchase from us shares of our common stock, preferred stock or other securities;

•	rights to purchase from us shares of our common stock, preferred stock or other securities;

•	stock purchase contracts; and

•	units, each representing a combination of two or more of the foregoing securities.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and bylaws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Radian Group is authorized to issue a total of 505,000,000 shares of our capital stock, with a par value of $0.001 per share. Of the authorized amount, 485,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of March 31, 2014, there were 173,166,892 shares of common stock issued and outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

General.  Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RDN.”

Voting Rights.  The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends.  Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Tax Benefit Preservation Strategy.  As part of our strategy to protect stockholder value by preserving important tax assets of the Company, our board of directors has adopted (1) a tax benefit preservation plan, (2) an amendment to our amended and restated bylaws, and (3) an amendment to our amended and restated certificate of incorporation. The tax benefit preservation plan and amendment to our amended and restated certificate of incorporation were both approved by our stockholders at our 2010 annual meeting of stockholders and re-approved by our stockholders at our 2013 annual meeting of stockholders. Pursuant to our tax benefit preservation plan, our board of directors authorized and declared one preferred share purchase right for each outstanding share of common stock. Any future issued shares of common stock will include an associated preferred share purchase right. Descriptions of the tax benefit preservation plan and the related bylaw and charter amendments are set forth in more detail below under “Anti-takeover Provisions – Other Transfer Restrictions.”

Liquidation and Distribution.  If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Description of Preferred Stock

General.  The preferred stock authorized under our amended and restated certificate of incorporation may be issued from time to time in one or more series. Our board of directors has the full authority permitted by law to establish, without further stockholder approval, one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the preferred stock that may be desired. Subject to the limitation on the total number of shares of preferred stock that we have authority to issue under our amended and restated certificate of incorporation, the board of directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then-outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and liquidation preference per share and the number of shares offered;

•	the price at which shares of the series will be sold;

•	the form of dividend and dividend rate, if any, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with all other outstanding preferred stock, if any. The following is a discussion of terms we expect to be generally applicable to the preferred stock that we may issue from time to time. The particular terms relating to a series of preferred stock that we offer pursuant to this prospectus, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such series of preferred stock.

Voting Rights.  If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.

The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.

Dividend Rights.  Holders of the preferred stock of a particular series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series. The rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on the record dates and dividend dates fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any subsequent period.

If the prospectus supplement relating to a series of preferred stock so provides, when dividends are not paid in full upon any series of preferred stock and any other preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods on all outstanding shares of any series of preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to such preferred stock (including other series of preferred stock ranking junior to such series of preferred stock) as to dividends. If the prospectus supplement relating to a series of preferred stock so provides, no common stock or any other stock (including other series of preferred stock) ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, while such preferred stock remains outstanding, except by conversion into or exchange for our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Liquidation and Distribution.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption.  A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

Conversion or Exchange Rights.  The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws.  Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities.

Our amended and restated certificate of incorporation and amended and restated bylaws provide:

•	that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may, without prior stockholder approval, establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then-outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors; and

•	transfer restrictions in the amended and restated bylaws and amended and restated certificate of incorporation that prohibit any person from transferring, directly or indirectly, any of the shares of common stock if the transfer would

¡	create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code (“Section 382”), or

¡	increase the stock ownership of any existing five-percent shareholder under Section 382.

These restrictions apply to all shares of our common stock issued after April 30, 2010, and to any shares of common stock owned, at the time of the stockholder vote to amend the amended and restated certificate of incorporation to include such transfer restrictions, by any stockholder who voted in favor of that amendment.

Restrictions on Ownership Under Insurance Laws.  The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control generally is presumed in the case of any person or entity who purchases 10% or more of the outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law.  Section 203 of the Delaware General Corporation Law applies to Radian Group because it is listed on a national securities exchange. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•	the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•	upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•	at or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Other Transfer Restrictions.  On October 8, 2009, our board of directors adopted a Tax Benefit Preservation Plan (the “Plan”), which, as amended, was approved by our stockholders at our 2010 and 2013 annual stockholder meetings. We also adopted certain amendments to our amended and restated bylaws (“Bylaw Amendment”) and at our 2010 and 2013 annual meetings, our stockholders approved certain amendments to our amended and restated certificate of incorporation (“Charter Amendment”). The Plan, the Bylaw Amendment and the Charter Amendment were implemented in order to protect our ability to utilize our net operating losses (“NOLs”) and other tax assets, which can generally be used to offset our future taxable income and therefore reduce our U.S. federal income tax obligations, by preventing an “ownership change” under U.S. federal income tax rules. In general, an ownership change will occur if the “five-percent shareholders,” as defined under Section 382, collectively increase their ownership in Radian Group (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of stock of Radian Group owned by such shareholders at any time during a rolling three-year testing period. The provisions in the Plan, the Bylaw Amendment and the Charter Amendment restrict or discourage certain transfers of our common stock that would (1) create or result in a person becoming a five-percent shareholder under Section 382 or (2) increase the stock ownership of any existing five-percent shareholder under Section 382. The Plan, the Bylaw Amendment and the Charter Amendment will no longer be effective if the Plan and the Charter Amendment are not re-approved every three years by a majority of our stockholders at our annual meeting of stockholders. If the Plan is not re-approved, it will terminate, and if the Charter Amendment is not re-approved, the transfer restrictions in the Charter Amendment and the Bylaw Amendment will terminate. Our stockholders re-approved the Plan and the Charter Amendment at our 2013 annual meeting of stockholders. Assuming they are not terminated before then, the next time we are required to submit the Plan and Charter Amendment for re-approval by our stockholders will be in connection with the 2016 annual meeting of stockholders. Our board of directors also considers, at least annually, whether a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company. If it makes such a determination, the Plan and the transfer restrictions will terminate, as described below.

The rules for determining ownership for the purposes of the Plan, the Bylaw Amendment, and the Charter Amendment track the definition of ownership for the purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. In particular, ownership for Section 382 purposes is determined primarily by an economic test, while the definition of beneficial ownership under the federal securities laws focuses generally on the right to vote or control the disposition of the shares. For example, different portfolios in a single mutual fund complex or groups of customers advised by the same investment advisor would normally not be aggregated for Section 382 purposes even though they may be aggregated for determining beneficial ownership under SEC rules and reporting requirements. Consequently, although the Section 382 definition of ownership is different from and generally is narrower than the definition of beneficial ownership under the federal securities laws, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of the Plan, the Bylaw Amendment, and the Charter Amendment, which may lead to ambiguity for such investor. For purposes of Section 382 and under the Plan, the Bylaw Amendment and the Charter Amendment, unless the Company has actual knowledge to the contrary, the Company is entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of our common stock who may be subject to such provisions.

Pursuant to the Plan, our board of directors authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. Any future issued shares of common stock will include an associated Right for so long as the Plan remains in effect. The dividend was paid on October 19, 2009 to the stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The Rights become exercisable if any person becomes an “acquiring person”—by becoming the owner (for Section 382 purposes) of 4.90% or more of our outstanding common stock or by adding to a position of 4.90% or more of our outstanding common stock. If the Rights are triggered, each holder of a Right (other than the acquiring person, related persons, and transferees) will have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of common stock having a market value of two times the Purchase Price. The Plan also provides for other methods of exercise or exchange in the discretion of our board of directors.

Both the Bylaw Amendment and the Charter Amendment impose substantially similar transfer restrictions designed to protect our important tax assets. The transfer restrictions prohibit any person from attempting to transfer, directly or indirectly, any of the shares of common stock so restricted if the transfer would (1) create or result in a person becoming a Section 382 five-percent shareholder or (2) increase the stock ownership of any such existing Section 382 five-percent shareholder. Transfers that violate the provisions of the Bylaw Amendment or Charter Amendment will be null and void and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the restrictions (which shares are referred to as “excess shares”). The purported transferee will not be entitled to any rights as a Radian Group stockholder with respect to the excess shares. Instead, the purported transferee would be required, upon demand by us, to transfer the excess shares to our designated agent for the limited purpose of consummating an orderly arm’s-length sale of such excess shares, primarily in the open market. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which our securities may be traded. The net proceeds of the sale would be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount would go to the original transferor, or, if the original transferor cannot be readily identified, to a charity designated by our board of directors.

The Bylaw Amendment imposes these transfer restrictions on our shares of common stock issued after the effective date of the amendment, including any shares of common stock issued pursuant to this registration statement and any shares of common stock issued upon conversion or exchange of securities issued pursuant to this registration statement. The Charter Amendment is enforceable against the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment was approved. We intend to presume, with regard to each share of common stock issued before the effectiveness of the Charter Amendment that is proposed to be transferred, that it was voted in favor of the Charter Amendment, or is subject to the transfer restrictions in the amended and restated bylaws, unless the stockholder can demonstrate otherwise to our reasonable satisfaction. In certain circumstances, we also intend to assert that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Charter Amendment, unless a stockholder establishes, to our satisfaction, that such stockholder did not vote in favor of the Charter Amendment. However, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Charter Amendment, and a court could find that the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. However, as Radian Group currently intends to retain the Plan in place, it is unlikely that any investor will seek to exceed the limits included in the Plan and so will not likely have any reason to challenge the Charter Amendment.

The Plan, the Bylaw Amendment and the Charter Amendment are intended to protect our tax benefits as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Accordingly, the Plan and transfer restrictions will terminate upon the earliest of:

•	the beginning of a taxable year for which our board of directors determines that no tax benefits may be carried forward;

•	the date Section 382 or any successor statute is repealed, if our board of directors determines that the Plan or the transfer restrictions are no longer necessary for the preservation of our tax benefits;

•	such date as our board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which our board of directors has agreed to review annually; or

•	the close of business on the second business day after the adjournment of the third consecutive annual meeting of the Company’s stockholders after the Charter Amendment in the Plan was most recently approved or re-approved by the stockholders of the Company unless re-approved at that meeting.

In addition, the Plan will expire on the close of business on October 9, 2019 (unless that date is advanced or extended).

Our board of directors has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the Plan, and in the Bylaw Amendment and the Charter Amendment, if our board of directors determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

The above discussion of the Plan, and the related Bylaw Amendment and the Charter Amendment is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of the Plan, the Bylaw Amendment and the Charter Amendment.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare, Inc.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings from time to time. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by the GSEs. In addition, the expense-sharing arrangements between us and our insurance subsidiaries have been approved by applicable state insurance departments, and such approvals are subject to change at any time.

Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us.

Because we are a holding company, we rely on dividends from, and permitted payments under tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preferred stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts.  The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements.  The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:

•	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

•	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the dates on which any such interest will be payable, the right, if any, of the Company to defer or extend an interest payment date, the record date, if any, for the interest payable on any such security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the securities of the series and the indenture may be served and notices to holders will be published;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at the option of the Company and, the manner in which the particular securities of such series (if less than all securities of such series are to be redeemed) are to be selected for redemption;

•	the right or the obligation, if any, of the Company to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series will be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•	if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at the election of the Company or a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of such series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

•	if other than the principal amount thereof, the portion of the principal amount of such securities of the series which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

•	the person to whom any interest on any securities of the series will be payable;

•	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;

•	any deletions from, modifications of or additions to the events of default or covenants of the Company pertaining to the securities of the series;

•	under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company has the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

•	the forms of the securities of the series;

•	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of such series;

•	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;

•	if the securities of the series will be issued in whole or in part in global form, (A) the depositary for such global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any such exchange may occur;

•	the designation of the depositary with respect to the securities of the series;

•	any restrictions on the registration, transfer or exchange of the securities of the series;

•	if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	if the securities of the series will be convertible into or for other securities or property of the Company, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other securities or property of the Company;

•	whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

•	any other terms of the securities of the series, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or its nominee. Upon issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by such participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable regulations of the U.S. Department of the Treasury promulgated under the Internal Revenue Code, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants.  We will agree in the indentures with respect to any series of debt securities to:

•	pay the principal, interest and any premium on the securities of the series when due;

•	maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

•	prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may be;

•	deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

•	unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets.  We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity; or

•	the successor or surviving entity assumes all of our obligations under the securities of such series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia; and, in either case,

•	immediately after giving effect to such transaction, no event of default under the relevant indenture will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to such series of debt securities, except in the case of a lease of all or substantially all of the Company’s assets.

Satisfaction and Discharge.  Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:

•	all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•	the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance.  Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

•	to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

•	we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

¡	cash in United States dollars;

¡	non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

¡	a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

•	we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

•

no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-

related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of such debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.

Information Concerning the Trustee.  The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Global Securities.  The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by such registered global security registered in their names;

•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

•	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.

Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Form, Exchange, Transfer.  Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities.  Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.

Events of Default.  The following, among others, are events of default under a series of senior debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•	we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities.  As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities.

Subordination.  Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the senior subordinated indenture; or

•	obligations under any subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default.  The following, among others, may be events of default under a series of senior subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•	we fail to observe or perform any other covenant or agreement in the senior subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated indenture or is expressly included in the senior subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the senior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior subordinated debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished , or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities.  The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination.  Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt;” and

•	different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default.  The following, among others, may be events of default under a series of subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•	we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of subordinated debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock – Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•	there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED STOCK OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED STOCK OR OTHER SECURITIES

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the rights;

•	the aggregate number of rights issued;

•	the date of determining the stockholders entitled to the rights distribution;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights issued with each such underlying right;

•	the price or prices at which the rights may be exercised to purchase the securities underlying them;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the procedure and conditions related to the exercise of the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts and the related offering in respect of which this prospectus is being delivered. Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares or it may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz or such other counsel to be named in the prospectus supplement relating to such securities. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Radian Group Inc.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our web site at www.radian.biz. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 7, 2014;

•	the description of common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description;

•	the description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed on October 13, 2009, the amendments set forth on Form 8-A/A filed on May 4, 2010 and in any and all amendments and reports filed for the purpose of updating that description; and

•	any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600